Exhibit 99.2

ITEM 1.	FINANCIAL STATEMENTS
XL GROUP PLC
UNAUDITED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share data)	March 31, 2016	December 31, 2015
ASSETS
Investments:
Fixed maturities, at fair value (amortized cost: 2016 - $31,444,747; 2015 - $31,517,654)	$32,647,573	$32,257,589
Equity securities, at fair value (cost: 2016 - $831,543; 2015 - $834,079)	878,407	878,919
Short-term investments, at fair value (amortized cost: 2016 - $317,939; 2015 - $618,851)	317,304	617,390
Total investments available for sale	$33,843,284	$33,753,898
Fixed maturities, at fair value (amortized cost: 2016 - $1,367,908; 2015 - $1,263,609)	$1,409,583	$1,235,699
Short-term investments, at fair value (amortized cost: 2016 - $26,949; 2015 - $60,176)	26,959	60,330
Total investments, trading	$1,436,542	$1,296,029
Investments in affiliates	1,953,711	1,708,899
Other investments	1,453,890	1,433,057
Total investments	$38,687,427	$38,191,883
Cash and cash equivalents	2,820,897	3,256,236
Restricted cash	161,019	154,992
Accrued investment income	291,016	312,667
Deferred acquisition costs and value of business acquired	1,057,941	890,568
Ceded unearned premiums	2,255,664	1,821,793
Premiums receivable	6,041,000	4,712,493
Reinsurance balances receivable	469,009	418,666
Unpaid losses and loss expenses recoverable	5,374,604	5,262,706
Receivable from investments sold	65,471	231,158
Goodwill and other intangible assets	2,233,597	2,210,266
Deferred tax asset	245,927	282,311
Other assets	942,120	937,199
Total assets	$60,645,692	$58,682,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss expenses	$25,913,484	$25,439,744
Deposit liabilities	1,170,595	1,168,376
Future policy benefit reserves	4,020,602	4,163,500
Funds withheld on GreyCastle life retrocession arrangements (net of future policy benefit reserves recoverable: 2016 - $3,574,716; 2015 - $3,719,131)	998,391	914,629
Unearned premiums	8,217,539	7,043,358
Notes payable and debt	2,653,895	2,644,970
Reinsurance balances payable	2,583,962	2,117,727
Payable for investments purchased	74,476	130,060
Deferred tax liability	105,589	120,651
Other liabilities	1,239,441	1,285,460
Total liabilities	$46,977,974	$45,028,475
Commitments and Contingencies
Shareholders’ Equity:
Ordinary shares, 999,990,000 authorized, par value $0.01; issued and outstanding (2016 - 286,273,358; 2015 - 294,745,045)	$2,863	$2,947
Additional paid in capital	8,608,726	8,910,167
Accumulated other comprehensive income	1,094,557	686,616
Retained earnings	1,982,598	2,077,349
Shareholders’ equity attributable to XL Group plc	$11,688,744	$11,677,079
Non-controlling interest in equity of consolidated subsidiaries	1,978,974	1,977,384
Total shareholders’ equity	$13,667,718	$13,654,463
Total liabilities and shareholders’ equity	$60,645,692	$58,682,938
See accompanying Notes to Unaudited Consolidated Financial Statements

XL GROUP PLC
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
(U.S. dollars in thousands, except per share data)	2016	2015
Revenues:
Net premiums earned	$2,354,610	$1,334,000
Net investment income:
Net investment income - excluding Life Funds Withheld Assets	164,326	158,094
Net investment income - Life Funds Withheld Assets	41,560	50,419
Total net investment income	$205,886	$208,513
Net realized gains (losses) on investments, and net unrealized gains (losses) on investments, trading ("Trading") - Life Funds Withheld Assets:
Net realized gains (losses) on investments sold - excluding Life Funds Withheld Assets	11,164	15,178
Other-than-temporary impairments ("OTTI") on investments - excluding Life Funds Withheld Assets	(19,582)	(10,515)
OTTI on investments transferred to (from) other comprehensive income - excluding Life Funds Withheld Assets	2	(61)
Net realized gains (losses) on investments sold - Life Funds Withheld Assets	34,416	52,738
OTTI on investments - Life Funds Withheld Assets	(2,346)	(5,209)
Net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets	69,096	760
Total net realized gains (losses) on investments, and net unrealized gains (losses) on investments, trading - Life Funds Withheld Assets	$92,750	$52,891
Net realized and unrealized gains (losses) on derivative instruments	(3,622)	16,521
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	(236,080)	(229,367)
Income (loss) from investment fund affiliates	(4,579)	35,329
Fee income and other	8,262	4,728
Total revenues	$2,417,227	$1,422,615
Expenses:
Net losses and loss expenses incurred	$1,382,485	$769,827
Claims and policy benefits	4,937	19,387
Acquisition costs	403,267	153,696
Operating expenses	515,381	325,656
Foreign exchange (gains) losses	(33,819)	27,390
Interest expense	52,303	51,438
Total expenses	$2,324,554	$1,347,394
Income (loss) before income tax and income (loss) from operating affiliates	$92,673	$75,221
Income (loss) from operating affiliates	12,650	22,668
Provision (benefit) for income tax	22,295	24,218
Net income (loss)	$83,028	$73,671
Non-controlling interests	61,143	37,390
Net income (loss) attributable to ordinary shareholders	$21,885	$36,281
Weighted average ordinary shares and ordinary share equivalents outstanding, in thousands – basic	291,969	255,724
Weighted average ordinary shares and ordinary share equivalents outstanding, in thousands – diluted	296,666	260,704
Earnings (loss) per ordinary share and ordinary share equivalent – basic	$0.07	$0.14
Earnings (loss) per ordinary share and ordinary share equivalent – diluted	$0.07	$0.14
See accompanying Notes to Unaudited Consolidated Financial Statements

XL GROUP PLC
UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended
	March 31,
(U.S. dollars in thousands)	2016	2015
Net income (loss) attributable to ordinary shareholders	$21,885	$36,281
Change in net unrealized gains (losses) on investments - excluding Life Funds Withheld Assets, net of tax	363,883	60,345
Change in adjustments related to future policy benefit reserves, net of tax	17,035	60,356
Change in net unrealized gains (losses) on investments - Life Funds Withheld Assets, net of tax	51,990	37,115
Change in net unrealized gains (losses) on affiliate and other investments, net of tax	(9,707)	15,865
Change in OTTI losses recognized in other comprehensive income, net of tax	2,267	9,858
Change in underfunded pension liability, net of tax	(1,049)	975
Change in value of cash flow hedge	(39)	95
Foreign currency translation adjustments, net of tax	(16,439)	36,103
Comprehensive income (loss)	$429,826	$256,993
See accompanying Notes to Unaudited Consolidated Financial Statements

XL GROUP PLC
UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Three Months Ended
	March 31,
(U.S. dollars in thousands)	2016	2015
Ordinary Shares:
Balance - beginning of year	$2,947	$2,552
Issuance of ordinary shares	15	15
Buybacks of ordinary shares	(99)	(1)
Exercise of stock options	—	1
Balance - end of period	$2,863	$2,567
Additional Paid in Capital:
Balance - beginning of year	$8,910,167	$7,359,102
Issuance of ordinary shares	7	6
Buybacks of ordinary shares	(301,354)	(1,573)
Exercise of stock options	490	1,771
Share-based compensation	(584)	1,832
Balance - end of period	$8,608,726	$7,361,138
Accumulated Other Comprehensive Income (Loss):
Balance - beginning of year	$686,616	$1,484,458
Change in net unrealized gains (losses) on investments - excluding Life Funds Withheld Assets, net of tax	363,883	60,345
Change in adjustments related to future policy benefit reserves, net of tax	17,035	60,356
Change in net unrealized gains (losses) on investments - Life Funds Withheld Assets, net of tax	51,990	37,115
Change in net unrealized gains (losses) on affiliate and other investments, net of tax	(9,707)	15,865
Change in OTTI losses recognized in other comprehensive income, net of tax	2,267	9,858
Change in underfunded pension liability, net of tax	(1,049)	975
Change in value of cash flow hedge	(39)	95
Foreign currency translation adjustments, net of tax	(16,439)	36,103
Balance - end of period	$1,094,557	$1,705,170
Retained Earnings (Deficit):
Balance - beginning of year	$2,077,349	$1,187,639
Net income (loss) attributable to ordinary shareholders	21,885	36,281
Dividends on ordinary shares	(58,714)	(41,599)
Buybacks of ordinary shares	(54,447)	(393)
Share-based compensation	(3,475)	(6,746)
Balance - end of period	$1,982,598	$1,175,182
Non-controlling Interest in Equity of Consolidated Subsidiaries:
Balance - beginning of year	$1,977,384	$1,402,015
Non-controlling interests - contributions	882	2,569
Non-controlling interests - distributions	(3,030)	(4,175)
Non-controlling interests	3,679	1,957
Non-controlling interest share in change in accumulated other comprehensive income (loss)	59	—
Balance - end of period	$1,978,974	$1,402,366
Total Shareholders’ Equity	$13,667,718	$11,646,423
See accompanying Notes to Unaudited Consolidated Financial Statements

-XL GROUP PLC
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(U.S. dollars in thousands)	2016	2015
Cash flows provided by (used in) operating activities:
Net income (loss)	$83,028	$73,671
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Total net realized (gains) losses on investments and net unrealized (gains) losses on investments, Trading - Life Funds Withheld Assets	(92,750)	(52,891)
Net realized and unrealized (gains) losses on derivative instruments	3,622	(16,521)
Net realized and unrealized (gains) losses on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	236,080	229,367
Amortization of premiums (discounts) on fixed maturities	47,505	35,998
(Income) loss from investment and operating affiliates	19,797	(45,467)
Loss on sale of life reinsurance subsidiary	—	—
Gain on sale of ARX Holding Corp.	—	—
Share-based compensation	20,707	18,295
Depreciation and amortization	22,592	10,907
Accretion of deposit liabilities	12,055	10,044
Changes in:
Unpaid losses and loss expenses	330,160	77,832
Future policy benefit reserves	(59,858)	(49,279)
Funds withheld on GreyCastle life retrocession arrangements, net	(121,272)	(169,569)
Unearned premiums	1,148,149	655,733
Premiums receivable	(1,322,085)	(517,881)
Unpaid losses and loss expenses recoverable	(82,729)	(148,962)
Ceded unearned premiums	(436,332)	(146,049)
Reinsurance balances receivable	(49,781)	10,057
Deferred acquisition costs and value of business acquired	(156,373)	(72,340)
Reinsurance balances payable	460,982	84,261
Deferred tax asset - net	(7,945)	14,119
Derivatives	17,863	141,754
Other assets	(47,084)	(31,407)
Other liabilities	(155,826)	(94,545)
Other	(41,618)	17,851
Total adjustments	$(254,141)	$(38,693)
Net cash provided by (used in) operating activities	$(171,113)	$34,978
Cash flows provided by (used in) investing activities:
Proceeds from sale of fixed maturities and short-term investments	$3,772,077	$1,473,941
Proceeds from redemption of fixed maturities and short-term investments	949,221	1,053,739
Proceeds from sale of equity securities	62,895	189,473
Purchases of fixed maturities and short-term investments	(4,325,679)	(2,835,304)
Purchases of equity securities	(55,411)	(94,141)
Proceeds from sale of affiliates	41,538	77,916
Purchases of affiliates	(247,049)	(29,037)
Purchase of Allied International Holdings, Inc., net of cash acquired	(69,745)	—
Change in restricted cash	(6,027)	—
Other	82,141	(32,141)
Net cash provided by (used in) investing activities	$203,961	$(195,554)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of ordinary shares and exercise of stock options	$491	$1,772
Buybacks of ordinary shares	(355,901)	(1,966)
Dividends paid on ordinary shares	(57,861)	(40,922)
Distributions to non-controlling interests	(27,857)	(7,172)
Contributions from non-controlling interests	883	2,569
Proceeds from the issuance of debt	—	980,600
Deposit liabilities	(8,546)	(38,788)
Net cash provided by (used in) financing activities	$(448,791)	$896,093
Effects of exchange rate changes on foreign currency cash	(19,396)	(47,397)
Increase (decrease) in cash and cash equivalents	$(435,339)	$688,120
Cash and cash equivalents - beginning of period	3,256,236	2,521,814
Cash and cash equivalents - end of period	$2,820,897	$3,209,934
See accompanying Notes to Unaudited Consolidated Financial Statements

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Preparation and Consolidation
Unless the context otherwise indicates, references herein to the "Company" include XL Group plc, an Irish public limited company ("XL-Ireland"), and its consolidated subsidiaries.
These unaudited consolidated financial statements include the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by GAAP for complete financial statements. In addition, the year-end balance sheet data was derived from audited financial statements but do not include all disclosures required by GAAP. In the opinion of management, these unaudited financial statements reflect all adjustments considered necessary for a fair statement of financial position and results of operations at the end of and for the periods presented. The results of operations for any interim period are not necessarily indicative of the results for a full year. All inter-company accounts and transactions have been eliminated. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure about contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from these estimates. For further information, see Item 8, Note 2(a), "Significant Accounting Policies - Basis of Preparation and Consolidation," to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
On February 29, 2016, the Company announced a proposal to change the parent holding company's place of incorporation to Bermuda from Ireland. To effect the redomestication, XL Group Ltd, a wholly-owned subsidiary of XL-Ireland and a Bermuda exempted company ("XL-Bermuda"), would replace XL-Ireland as the ultimate holding company of the XL group of companies, and XL-Ireland's ordinary shareholders would receive one common share of XL-Bermuda in exchange for each ordinary share of XL-Ireland held by them. The Company expects to submit the proposal for redomestication, along with related proposals, to its shareholders in the next several months and complete the transaction in the third quarter of 2016. The proposed redomestication will be subject to approval by the Company's ordinary shareholders and sanctioning by the High Court of Ireland. In addition, the proposed redomestication could be abandoned by the Company prior to its completion for any reason, including if any necessary regulatory approvals are not obtained. XL-Bermuda will continue to be registered with the U.S. Securities and Exchange Commission (the "SEC") and be subject to SEC reporting requirements applicable to domestic registrants. Further, if approved, XL-Bermuda will be subject to the applicable corporate governance rules of the New York Stock Exchange ("NYSE"), and will report its financial results in U.S. dollars and under U.S. generally accepted accounting principles, in addition to any reporting requirements under Bermuda law. XL-Bermuda's shares will continue to trade on the NYSE under the ticker symbol "XL". The Company does not expect the redomestication to have a material impact on the Company's financial condition, results of operations, including its global effective tax rate, or cash flows. If, and only if, the proposed redomestication is consummated, XL-Ireland will be liquidated and following the effectiveness of such liquidation, XL-Ireland's direct, wholly-owned subsidiary XLIT Ltd ("XL-Cayman"). will become a direct, wholly-owned subsidiary of XL-Bermuda. If the proposed redomestication is consummated the liquidation of XL-Ireland is expected to occur at the end of 2016 or beginning of 2017.
On May 1, 2015, the Company completed its acquisition of Catlin Group Limited and its consolidated subsidiaries ("Catlin"). Catlin, through its wholly-owned subsidiaries, provided property, casualty and specialty insurance and reinsurance coverage on a worldwide basis. The Company's consolidated results of operations include those of Catlin from May 1, 2015. For further information, see Item 8, Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
In May 2014, the Company ceded the majority of its life reinsurance business to GreyCastle Life Reinsurance ("GCLR") via 100% quota share reinsurance (the "GreyCastle Life Retro Arrangements"). Under the terms of the transaction, the Company continues to own, on a funds withheld basis, assets supporting the GreyCastle Life Retro Arrangements consisting of cash, fixed maturity securities and accrued interest (the "Life Funds Withheld Assets"). The Life Funds Withheld Assets are managed pursuant to agreed investment guidelines that meet the contractual commitments of the XL ceding companies and applicable laws and regulations. All of the investment results associated with the Life Funds Withheld Assets ultimately accrue to GCLR. Because the Company no longer shares in the risks and rewards of the underlying performance of the supporting invested assets, disclosures within the financial statement notes included herein separate the Life Funds Withheld Assets from the rest of the Company's investments. For further information, see Item 8, Note 3(e), "Acquisitions and Disposals - Sale of Life Reinsurance Subsidiary," to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
To facilitate period-to-period comparisons, certain reclassifications have been made to prior period consolidated financial statement amounts to conform to current period presentation.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2. Significant Accounting Policies
(a) Recent Accounting Pronouncements
In January 2016, the Financial Accounting Standards Board ("FASB") issued an accounting standards update concerning the accounting for financial instruments. The guidance retains the basic existing framework for accounting for financial instruments under GAAP, while achieving limited convergence with IFRS in this area. The guidance: (1) requires equity investments (except consolidated entities and those accounted for under the equity method of accounting) to be measured at fair value with changes in fair value recognized in net income, although equity instruments without a readily determinable fair value may be measured at cost less impairment with an adjustment for observable price changes; (2) simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; (3) eliminates the requirement to disclose the fair value of financial instruments measured at amortized cost for non-public business entities; (4) eliminates the requirement to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments measured at amortized cost on the balance sheet; (5) requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (6) requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial statements; (7) requires separate presentation of financial assets and financial liabilities by measurement category and form of asset in the financial statements; and (8) clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available for sale securities in combination with the entity's other deferred tax assets. The guidance will be effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted only for the amendment relating to presentation of the change in the fair value of a liability resulting from a change in instrument-specific credit risk and should be applied as of the beginning of the fiscal year of adoption. All of the amendments from this update should be applied by means of a cumulative effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except the amendments related to impairment of equity securities without readily determinable fair values. The Company is currently evaluating the impact of this guidance, but expects that it will have an effect on results of operations as mark to market movements will prospectively impact net income. The Company does not expect this new guidance to have a material impact on the Company's financial condition or cash flows.
In February 2016, the FASB issued an accounting standards update concerning the accounting for leases. The most significant change to existing GAAP created by this standard will be the lessee recognition of lease assets and lease liabilities for those leases classified as operating. The core principle of this guidance stipulates that a lessee should recognize in the statement of financial position, initially measured at the present value of the lease payments, both a liability for contractual payments due under the lease, and an asset representing its right to use the underlying leased asset for the lease term ("right-of-use asset"). For financing leases, interest on the lease liability should be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income. Additionally, as regards the presentation of financing lease activities within the statement of cash flows, repayments of the principal portion of the lease liability should be classified within financing activities, while payments of interest on the lease liability should be classified within operating activities. For operating leases, a single net lease cost should be recognized over the lease term, generally on a straight-line basis, and all cash payments related to the lease should be classified within operating activities in the statement of cash flows. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities, and therefore recognize lease expense for such leases on a straight-line basis over the lease term. The guidance will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. In transition, lessees and lessors are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach, which includes a number of optional practical expedients that entities may elect to apply. An entity that elects to apply the practical expedients will substantively continue to account for leases that commence before the effective date in accordance with existing GAAP, except that a right-of-use asset and a lease liability must be recorded for all operating leases at each reporting date based on the present value of the remaining minimum rental payments that were previously tracked and disclosed. The Company is currently evaluating the impact of this guidance, but expects that it will have an effect on the Company's financial condition as new assets and liabilities related to operating leases are likely to be recorded as a result of adoption. The Company does not expect this new guidance to have a material impact on the Company's results of operations or cash flows.
In March 2016, the FASB issued an accounting standards update concerning the accounting for equity method investments. The amendments in this update require that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor's previously held interest and adopt the equity method of accounting as of that date. Additionally, if the investment was previously accounted for as an available-for sale security, an entity also shall

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

immediately recognize through earnings the unrealized holding gain or loss in accumulated other comprehensive income (“AOCI”) as of that date. Thus, this new treatment is eliminating existing GAAP rules requiring retroactive adjustment of an entity’s investments, results of operations and retained earnings when an existing investment qualifies for the equity method of accounting. The guidance will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016, and should be applied prospectively upon their effective date. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, but does not expect this new guidance to have a material impact on the Company's financial condition, results of operations or cash flows.
In March 2016 as part of its simplification initiative, the FASB issued an accounting standards update concerning the accounting for several aspects of employee share-based payment awards including: income tax consequences, classification of awards as either equity or liabilities, classification of items in the statement of cash flows, and certain expedients that entities can now elect regarding estimates and assumptions in this area. Regarding the accounting for income taxes, all excess tax benefits and tax deficiencies, including tax benefits of dividends on share-based payment awards, should be recognized as income tax expense or benefit (regardless of whether the benefit reduces taxes payable in the current period) in the income statement, as opposed to additional paid-in capital as current GAAP prescribes. The tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they occur. Regarding the classification of awards, the update changes the threshold to qualify for equity classification from the employer's minimum statutory withholding requirements to the maximum statutory tax rates in the applicable jurisdictions. Regarding the classification of cash flows, excess tax benefits should be classified along with other income tax cash flows as an operating activity, while cash paid by an employer when directly withholding shares for tax-withholding purposes should be classified as a financing activity. As regards new expedients which can be elected related to estimates and assumptions in this area of accounting, the only one allowable for public business entities is that they may now make an entity-wide accounting policy election to either estimate the number of share-based payment awards that are expected to vest (which is current GAAP) or account for forfeitures as they occur. The guidance will be effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016 with early adoption permitted so long as all the amendments in the update are adopted in the same period. The amendments within the guidance related to the recognition of excess tax benefits and tax deficiencies in the income statement as opposed to in paid-in capital should be applied prospectively. The amendments related to the statement of cash flows presentation of excess tax benefits may be adopted either prospectively or retrospectively, while the amendments related to the presentation of employee taxes paid must be applied retrospectively. The remaining amendments - relating to the timing of when excess tax benefits are recognized, the change in the threshold for equity versus liability classification of certain awards, and the allowable policy election regarding forfeitures - should be applied using a modified retrospective transition method by means of a cumulative-effect adjustment to equity as of the beginning of the period in which the guidance is adopted. The Company is currently evaluating the impact of this guidance, but expects it will have an impact on the Company's financial position, results of operations and cash flows upon adoption.
3. Acquisitions and Disposals
(a)    Allied Acquisition
Overview
On February 1, 2016, the Company announced that its indirect, wholly-owned subsidiary, XL Reinsurance America Inc. ("XLRA"), completed the acquisition ("Allied Acquisition") of Allied International Holdings, Inc. ("Allied"). Allied is the holding company of Allied Specialty Insurance, Inc. and T.H.E. Insurance Company, a leading insurer of the outdoor entertainment industry in the U.S.
Acquisition Consideration
The Company made an initial payment of $75.6 million to acquire Allied. Additional contingent consideration then will be paid based on production and underwriting profitability over a three year period subsequent to the acquisition date. The target payments of contingent consideration range from $7.5 million to $30.0 million. The Company currently believes the fair market value of these payments to be $15.0 million, resulting in total consideration of $90.6 million recorded for the acquisition.
Fair Value of Net Assets Acquired and Liabilities Assumed
The purchase price was allocated to the acquired assets and assumed liabilities of Allied based on estimated fair values on the acquisition date. The fair value of the net assets acquired and liabilities assumed was $76.7 million, which includes indefinite-lived intangible assets of $8.0 million and other intangible assets of $6.0 million, which will be amortized over their estimated useful lives. Other adjustments to the historical carrying value of acquired assets and liabilities included: estimating the fair value of net loss and loss expense reserves at the present value of expected net loss and loss adjustment expense

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

payments plus a risk premium, estimating the value of the business acquired at the present value of expected underwriting profits with net unearned premiums plus a risk margin less policy servicing costs, and estimating the fair value of real estate assets at appraised market values. In conjunction with the transaction, the Company recognized goodwill of $13.9 million which is primarily attributable to the acquiree's underwriting expertise in a niche specialty risk business. The Company has allocated all of the $13.9 million of goodwill to its Insurance segment. See Note 8, "Goodwill and Other Intangible Assets," for further information.
The allocation of the purchase price is based on information that was available to management at the time the consolidated financial statements were prepared. The allocation may change as additional information becomes available within the measurement period, which cannot exceed 12 months from the Acquisition Date. The fair value recorded for these items may be subject to adjustments, which may impact the individual amounts recorded for assets acquired and liabilities assumed, as well as the residual goodwill.
(b)     New Energy Risk
On July 24, 2015, the Company purchased an additional 63.63% interest in New Energy Risk Inc. ("New Energy"), a provider of insurance risk management solutions within the alternative energy sector. A substantial portion of the additional shares were purchased directly from the family trusts of a Company employee who is responsible for managing the business generated by New Energy. Prior to the additional purchase, the Company held a 31.16% ownership interest in New Energy, which was accounted for as an equity method investment. The subsequent purchase raised the Company's ownership stake to 94.79%, which is deemed a controlling financial interest, and hence, the Company now consolidates New Energy. Subsequent to the additional purchase, the family trusts of the employee contributed their remaining 5.21% ownership interest in New Energy to XL Innovate Fund, LP ("XL Innovate Fund"), the entity that holds the Company's New Energy shares, in partial satisfaction of the employee's aggregate 5.21% investment commitment to the Fund. See Note 11, "Related Party Transactions," for further details of these transactions.
The Company paid approximately $8.8 million to acquire the additional interest in New Energy, and realized a gain of approximately $2.5 million, included within income from operating affiliates, in order to reflect the appropriate fair value adjustment to its existing investment previously accounted for under the equity method. The assets and liabilities of New Energy are now reflected in the consolidated financial statements of the Company based on their fair value as of the acquisition date, while Goodwill of approximately $13.4 million was recorded in conjunction with the transaction. See Note 8, "Goodwill and Other Intangible Assets," for a further discussion of the goodwill recorded in conjunction with the acquisition.
(c)    Catlin Acquisition
Overview
On May 1, 2015 (the "Acquisition Date"), the Company completed its acquisition (the "Catlin Acquisition") of the entire issued share capital of Catlin Group Limited ("Catlin") for approximately $4.1 billion. For further information, see Item 8, Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
Pursuant to the terms of the Implementation Agreement, XL-Ireland acquired each ordinary share of Catlin, par value $0.01 per share ("Catlin Shares"), for consideration per Catlin Share (the "Acquisition Consideration") equal to 388 pence in cash and 0.130 of an XL-Ireland ordinary share, par value $0.01 per share ("XL Shares"), subject to the mix and match facility set forth in the Implementation Agreement. The newly-issued XL Shares are listed on the New York Stock Exchange. The XL Shares issued in connection with the Catlin Acquisition were issued in reliance upon the exemption from registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), provided by Section 3(a)(10) of the Securities Act.
XL-Ireland issued approximately 49.9 million XL Shares and paid approximately £1.49 billion in cash to the holders of Catlin Shares as Acquisition Consideration pursuant to the terms of the Scheme.
Fair Value of Net Assets Acquired and Liabilities Assumed
The purchase price was allocated to the acquired assets and assumed liabilities of Catlin based on estimated fair values on the Acquisition Date. The Company recognized goodwill of $794.0 million which is primarily attributable to the synergies and economies of scale expected to result upon integration of Catlin into the Company's operations, including further diversification in geographic mix and product offerings and an increase in distribution strength. The Company has allocated $466.1 million of this goodwill to its Insurance segment and $327.9 million to its Reinsurance segment. The Company also recognized indefinite lived intangible assets of $673.0 million and other intangible assets of $315.0 million, which will be amortized over their estimated useful lives. See Note 8, "Goodwill and Other Intangible Assets," for further information.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The allocation of the purchase price is based on information that was available to management at the time the consolidated financial statements were prepared. The allocation may change as additional information becomes available within the measurement period, which cannot exceed 12 months from the Acquisition Date. The fair value recorded for these items may be subject to adjustments, which may impact the individual amounts recorded for assets acquired and liabilities assumed, as well as the residual goodwill.
As part of the purchase price allocation, the Company adjusted the historical carrying value of the acquired assets and liabilities based on estimated fair values at the Acquisition Date. An explanation of the significant adjustments for fair value that are being amortized to net income is as follows:

•
Deferred acquisition costs and value of business acquired - The adjustment consists of two components. The first adjustment is the elimination of Catlin's deferred acquisition costs asset. The second adjustment is the establishment of the value of business acquired asset, which represents the present value of the expected underwriting profit within the unearned premiums liability, net of reinsurance, less costs to service the related policies and a risk premium. This adjustment will be amortized to underwriting, acquisition and insurance expenses over approximately two years, as the contracts for business in-force as of the Acquisition Date expire. The Company has included $59.6 million in acquisition expenses related to the amortization of the value of business acquired during the three months ended March 31, 2016.

•
Unpaid losses and loss adjustment expenses - Unpaid losses and loss adjustment expenses acquired include an increase to adjust the carrying value of Catlin's historical unpaid losses and loss adjustment expenses, net of related reinsurance recoverable, to fair value as of the Acquisition Date. The estimated fair value consists of the present value of the expected net loss and loss adjustment expense payments plus a risk premium. This adjustment, plus the unamortized fair value adjustment included in Catlin's historical unpaid losses and loss adjustment expenses, will be amortized to losses and loss adjustment expenses over a weighted average period of approximately 20 years, based on the estimated payout pattern of net reserves as of the Acquisition Date.

Transaction-related Costs
As a part of the ongoing integration of Catlin's operations, the Company incurs costs associated with restructuring the systems, processes and workforce. These costs include such items as severance, retention, facilities and consulting and other costs. The Company separately identifies such costs and includes these expenses within Corporate and Other:

(U.S. dollars in thousands)	Severance related costs	Retention and other compensation costs	Facilities-related costs	Consulting and other	Total
Liabilities at December 31, 2015	$16,127	$16,969	$818	$23,375	$57,289
Costs incurred in 2016	16,758	8,006	6,103	24,120	54,987
2016 payments	16,535	17,466	1,040	16,303	51,344
Liabilities at March 31, 2016	$16,350	$7,509	$5,881	$31,192	$60,932
(d)    Sale of Strategic Operating Affiliate
On April 1, 2015, XL Re Ltd ("XL Re"), an indirect wholly-owned subsidiary of the Company, completed the previously announced sale of all of its shares in ARX Holding Corp. ("ARX") to The Progressive Corporation ("Progressive") pursuant to the terms of the Stock Purchase Agreement with Progressive. XL Re's shares in ARX represented approximately 40.6% of ARX's outstanding capital stock on a fully diluted basis at the time of the announcement. The carrying value of XL Re's shares in ARX was $220.2 million at the time of the sale.
XL Re received $560.6 million in proceeds from the transaction, which was based upon the consolidated tangible net book value of ARX and its subsidiaries as of December 31, 2014, and certain other factors. Thus, the Company recorded a gain of $340.4 million as a result of this transaction.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

4. Fair Value Measurements
Fair value is defined as the amount that would be received for the sale of an asset or paid to transfer a liability (an exit price), in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. The Company reviews the fair value hierarchy classification on a quarterly basis. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.
The fair values for available for sale investments are generally sourced from third parties. The fair value of fixed income securities is based upon quoted market values where available, "evaluated bid" prices provided by third party pricing services ("pricing services") where quoted market values are not available, or by reference to broker quotes where pricing services do not provide coverage for a particular security. While the Company receives values for the majority of the investment securities it holds from pricing services, it is ultimately management’s responsibility to determine whether the values received and recorded in the financial statements are representative of appropriate fair value measurements.
The Company performs regular reviews of the prices received from our third party valuation sources to assess whether the prices represent a reasonable estimate of the fair value. This process is completed by investment and accounting personnel who are independent of those responsible for obtaining the valuations. The approaches taken by the Company include, but are not limited to, annual reviews of the controls of the external parties responsible for sourcing valuations that are subjected to automated tolerance checks, quarterly reviews of the valuation sources and dates, comparisons of executed sales prices to prior valuations, regular deep dives on a sample of securities across our major asset classes and monthly reconciliations between the valuations provided by external parties and valuations provided by third party investment managers at a portfolio level.
In addition, the Company assesses the effectiveness of valuation controls performed by external parties responsible for sourcing appropriate valuations from third parties on our behalf. The approaches taken by these external parties to gain comfort include, but are not limited to, comparing valuations between external sources, completing recurring reviews of third party pricing services' methodologies and reviewing controls of the third party service providers to support the completeness and accuracy of the prices received. Where broker quotes are the primary source of the valuations, sufficient information regarding the specific inputs utilized by the brokers is generally not available to support a Level 2 classification. The Company obtains the majority of broker quoted values from third party investment managers who perform independent verifications of these valuations using pricing matrices based upon information gathered by market traders. In addition, for the majority of these securities, the Company compares the broker quotes to independent valuations obtained from third party pricing vendors, which may also consist of broker quotes, to assess if the prices received represent reasonable estimates of the fair value.
For further information about the Company's fair value measurements, see Item 8, Note 2(b), "Significant Accounting Policies - Fair Value Measurements," and Item 8, Note 4, "Fair Value Measurements," to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(a) Fair Value Summary
The following tables set forth the Company’s assets and liabilities that were accounted for at fair value as of March 31, 2016 and December 31, 2015 by level within the fair value hierarchy:

March 31, 2016 (U.S. dollars in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Collateral and Counterparty Netting	Balance at March 31, 2016
Assets
Fixed maturities - Available for Sale ("AFS") - Excluding Life Funds Withheld Assets
U.S. Government and Government-Related/Supported ("U.S. Government")	$—	$4,532,047	$44,940	$—	$4,576,987
Corporate - Financials	—	3,660,732	43,583	—	3,704,315
Corporate - Non Financials	—	7,091,329	181	—	7,091,510
Residential mortgage-backed securities – Agency ("RMBS - Agency")	—	4,364,154	2,853	—	4,367,007
Residential mortgage-backed securities – Non-Agency ("RMBS - Non-Agency")	—	302,843	—	—	302,843
Commercial mortgage-backed securities ("CMBS")	—	325,485	—	—	325,485
Collateralized debt obligations ("CDOs")	—	—	21,729	—	21,729
Other asset-backed securities (1)	—	1,158,698	4,200	—	1,162,898
U.S. States and political subdivisions of the States	—	2,584,747	—	—	2,584,747
Non-U.S. Sovereign Government, Provincial, Supranational and Government-Related/Supported ("Non-U.S. Governments")	—	5,546,695	—	—	5,546,695
Total fixed maturities - AFS - Excluding Funds Withheld Assets, at fair value	$—	$29,566,730	$117,486	$—	$29,684,216
Equity securities, at fair value	532,672	345,735		—	878,407
Short-term investments, at fair value (1)	—	317,304	—	—	317,304
Total investments AFS - Excluding Funds Withheld Assets	$532,672	$30,229,769	$117,486	$—	$30,879,927
Fixed maturities - Life Funds Withheld Assets
U.S. Government	$—	$12,692	$—	$—	$12,692
Corporate - Financials	—	547,279	—	—	547,279
Corporate - Non Financials	—	1,269,262	—	—	1,269,262
RMBS – Agency	—	733	—	—	733
RMBS – Non-Agency	—	25,829	—	—	25,829
CMBS	—	108,914	—	—	108,914
Other asset-backed securities	—	121,721	—	—	121,721
Non-U.S. Governments	—	876,927	—	—	876,927
Total fixed maturities - AFS - Life Funds Withheld Assets, at fair value	$—	$2,963,357	$—	$—	$2,963,357
Total investments - AFS, at fair value	$532,672	$33,193,126	$117,486	$—	$33,843,284
Fixed maturities - Trading
U.S. Government	$—	$15,267	$—	$—	$15,267
Corporate - Financials	—	382,755	—	—	382,755
Corporate - Non Financials	—	558,284	—	—	558,284
RMBS – Agency	—	1,869	—	—	1,869
CMBS	—	4,760	—	—	4,760
Other asset-backed securities	—	25,615	—	—	25,615
Non-U.S. Governments	—	421,033	—	—	421,033
Total fixed maturities - Trading, at fair value	$—	$1,409,583	$—	$—	$1,409,583
Short-term investments, at fair value (1)	—	26,959	—	—	$26,959
Total investments, Trading	$—	$1,436,542	$—	$—	$1,436,542

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2016 (U.S. dollars in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Collateral and Counterparty Netting	Balance at March 31, 2016
Cash equivalents (2)	295,962	881,157	—	—	1,177,119
Cash equivalents - Life Funds Withheld Assets (2)	—	92,444	—	—	92,444
Other investments (3)	—	1,011,336	301,095	—	1,312,431
Other assets (4)	—	56,118	20,486	(37,870)	38,734
Total assets accounted for at fair value	$828,634	$36,670,723	$439,067	$(37,870)	$37,900,554
Liabilities
Funds withheld on GreyCastle life retrocession arrangements (net of future policy benefit reserves recoverable) (5)	$—	$681,811	$—	$—	$681,811
Financial instruments sold, but not yet purchased (6)	2,180	—	—	—	2,180
Other liabilities (4)	—	58,350	30,338	(37,870)	50,818
Total liabilities accounted for at fair value	$2,180	$740,161	$30,338	$(37,870)	$734,809

December 31, 2015 (U.S. dollars in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Collateral and Counterparty Netting	Balance at December 31, 2015
Assets
Fixed maturities - AFS - Excluding Life Funds Withheld Assets
U.S. Government	$—	$5,020,574	$45,063	$—	$5,065,637
Corporate - Financials	—	3,508,224	53,685	—	$3,561,909
Corporate - Non Financials	—	6,900,259	188	—	$6,900,447
RMBS - Agency	—	3,754,894	3,077	—	$3,757,971
RMBS - Non-Agency	—	328,540	—	—	$328,540
CMBS	—	405,316	—	—	$405,316
CDOs	—	2	32,408	—	$32,410
Other asset-backed securities	—	1,150,715	17,857	—	$1,168,572
U.S. States and political subdivisions of the States	—	2,632,070	—	—	$2,632,070
Non-U.S. Government	—	5,251,614	—	—	$5,251,614
Total fixed maturities - AFS - Excluding Funds Withheld Assets, at fair value	$—	$28,952,208	$152,278	$—	$29,104,486
Equity securities, at fair value	528,581	350,338	—	—	878,919
Short-term investments, at fair value (1)	—	617,390	—	—	617,390
Total investments AFS - Excluding Funds Withheld Assets	$528,581	$29,919,936	$152,278	$—	$30,600,795
Fixed maturities - Life Funds Withheld Assets
U.S. Government	$—	$12,742	$—	$—	$12,742
Corporate - Financials	—	598,236	—	—	$598,236
Corporate - Non Financials	—	1,308,628	—	—	$1,308,628
RMBS – Agency	—	752	—	—	$752
RMBS – Non-Agency	—	26,953	—	—	$26,953
CMBS	—	122,481	—	—	$122,481
Other asset-backed securities	—	149,795	—	—	$149,795
Non-U.S. Government	—	933,516	—	—	$933,516
Total fixed maturities - AFS - Life Funds Withheld Assets, at fair value	$—	$3,153,103	$—	$—	$3,153,103
Total investments - AFS, at fair value	$528,581	$33,073,039	$152,278	$—	$33,753,898

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 (U.S. dollars in thousands)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)	Collateral and Counterparty Netting	Balance at December 31, 2015
Fixed maturities - Trading
U.S. Government	$—	$4,990	$—	$—	$4,990
Corporate - Financials	—	335,956	—	—	$335,956
Corporate - Non Financials	—	493,621	—	—	$493,621
RMBS – Agency	—	368	—	—	$368
CMBS	—	4,803	—	—	$4,803
Other asset-backed securities	—	25,700	—	—	$25,700
Non-U.S. Government	—	370,261	—	—	$370,261
Total fixed maturities - Trading, at fair value	$—	$1,235,699	$—	$—	$1,235,699
Short-term investments, at fair value (1)	—	60,330	—	—	$60,330
Total investments, Trading	$—	$1,296,029	$—	$—	$1,296,029
Cash equivalents (2)	437,742	830,924	—	—	$1,268,666
Cash equivalents - Life Funds Withheld Assets (2)	517	100,757	—	—	$101,274
Other investments (3)	—	1,008,176	283,550	—	$1,291,726
Other assets (4)	—	69,914	19,400	(3,087)	$86,227
Total assets accounted for at fair value	$966,840	$36,378,839	$455,228	$(3,087)	$37,797,820
Liabilities
Funds withheld on GreyCastle life retrocession arrangements (net of future policy benefit reserves recoverable) (5)	$—	$463,915	$—	$—	$463,915
Financial instruments sold, but not yet purchased (6)	347	—	—	—	$347
Other liabilities (4)	—	16,304	29,191	(3,087)	$42,408
Total liabilities accounted for at fair value	$347	$480,219	$29,191	$(3,087)	$506,670
____________

(1)	Short-term investments consist primarily of Corporate securities and U.S. and Non-U.S. Government and Government-Related/Supported securities.

(2)
Cash equivalents balances subject to fair value measurement include certificates of deposit and money market funds. Operating cash balances are not subject to recurring fair value measurement guidance.

(3)
The Other investments balance excludes certain structured transactions including certain investments in project finance transactions, and a payment obligation and liquidity financing provided to a structured credit vehicle as a part of a third party medium term note facility. These investments, which totaled $141.5 million as of March 31, 2016 and $141.3 million as of December 31, 2015, are carried at amortized cost. For further information, see Item 8, Note 8, "Other Investments," to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(4)
Other assets and other liabilities include derivative instruments. The derivative balances included in each category are reported on a gross basis by level with a netting adjustment presented separately in the Collateral and Counterparty Netting column. The fair values of the individual derivative contracts are reported gross in their respective levels based on the fair value hierarchy. For further details regarding derivative fair values and associated collateral received or paid, see Note 7, "Derivative Instruments."

(5)
Funds withheld on GreyCastle life retrocession arrangements (net of future policy benefit reserves recoverable) include balances related to the life retrocession embedded derivative, under which all investment results associated with the Life Funds Withheld Assets related to the GreyCastle Life Retro Arrangements described in Note 1, "Basis of Preparation and Consolidation," accrue to the benefit of GCLR.

(6)	Financial instruments sold, but not yet purchased, represent "short sales" and are included within "Payable for investments purchased" on the balance sheets.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(b) Level 2 Asset Valuations
U.S. Government, Corporate - Financials, Corporate - Non Financials and Non-U.S. Government
Transaction activity inputs utilized in the valuation of fair value hierarchy Level 2 securities within these sub-categories include actual trades, dealer posts, results of bids-wanted, institutional secondary offerings, primary market offerings and Trade Reporting and Compliance Engine ("TRACE") trade feeds. As part of the evaluation process, transaction activity is compared to prior evaluations and necessary adjustments are made accordingly. Market-color inputs include actively quoted benchmark issues, buy-side/evaluator dialogue, sell-side/evaluator dialogue and credit derivative indices.
RMBS - Agency, RMBS - Non-Agency, CMBS, CDO and Other asset-backed securities
As part of the fair valuation process, Level 2 securities in these sub-categories are analyzed by collateral type, deal structure, deal performance and vintage. Market inputs into the valuation process for each sub-category include reported or observed trades, results of bids-wanted, buy-side/sell-side evaluator dialogue, dealer offering and market research reports. Cash flow inputs into the evaluation process include conditional prepayment rates, conditional decay rates, delinquency and loss severity rates. This assumptive data is reviewed and updated using third party reported information to reflect current market convention.
U.S. States and political subdivisions of the States
Transaction activity inputs utilized in the valuation of fair value hierarchy Level 2 securities within this sub-category include client and broker trades, dealer posts, results of bids-wanted, institutional secondary offerings, primary market offerings, and Municipal Securities Rulemaking trade feeds. As part of the evaluation process, transaction activity is compared to prior evaluations and necessary adjustments are made accordingly. Market-color inputs include bids, offerings, two-sided markets, buy-side/evaluator dialogue and sell-side/evaluator dialogue. Credit information inputs include issuer financial statements, default and material event notices, developer reports and liquidation and restructuring analysis.
Equity securities and other investments
Other investment securities generally include investments in thinly traded equity funds and hedge funds. Fair value is determined based upon the most recent net asset values (“NAV’) received from the fund administrators, the nature of the underlying investments in the funds and the frequency of subscriptions or redemptions as dictated by the fund’s governing documents.
Other assets and other liabilities
Other assets and other liabilities primarily include over-the-counter (“OTC”) derivatives, which are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, model calibration to market clearing transactions, broker or dealer quotations or alternative independent pricing sources where an understanding of the inputs utilized in arriving at the valuations is obtained. Where models are used, the selection of a particular model to value an OTC derivative depends upon the contractual terms and specific risks inherent in the instrument as well as the availability of pricing information in the market. The Company generally uses similar models to value similar instruments. Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit curves, measures of volatility, prepayment rates and correlations of such inputs. For OTC derivatives that trade in liquid markets, such as generic forwards, interest rate swaps and options, model inputs can generally be verified and model selection does not involve significant management judgment.
There were no significant transfers between Level 1 and Level 2 during each of the three months ended March 31, 2016 and 2015.
(c) Level 3 Assets and Liabilities
The tables below present additional information about assets and liabilities measured at fair value on a recurring basis and for which Level 3 inputs were utilized to determine fair value. The tables present a reconciliation of the beginning and ending balances for the three months ended March 31, 2016 and 2015 for all financial assets and liabilities measured at fair value using significant unobservable inputs (Level 3) at March 31, 2016 and 2015, respectively. The tables do not include gains or losses that were reported in Level 3 in prior periods for assets that were transferred out of Level 3 prior to March 31, 2016 and 2015, respectively. Gains and losses for assets and liabilities classified within Level 3 in the table below may include changes in fair value that are attributable to both observable inputs (Levels 1 and 2) and unobservable inputs (Level 3). Further, it should be noted that the following tables do not take into consideration the effect of offsetting Level 1 and 2 financial instruments entered into by the Company that are either economically hedged by certain exposures to the Level 3 positions or that hedge the exposures in Level 3 positions.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In general, Level 3 assets include securities for which values were obtained from brokers where either significant inputs were utilized in determining the values that were difficult to corroborate with observable market data, or sufficient information regarding the specific inputs utilized by the broker was not available to support a Level 2 classification. Transfers into or out of Level 3 primarily arise as a result of the valuations utilized by the Company changing between either those provided by independent pricing services that do not contain significant unobservable inputs and other valuations sourced from brokers that are considered Level 3.
Fixed maturities and short-term investments
The Company’s Level 3 assets consist primarily of U.S. Government and Government-Related/Supported, Corporates and CDOs, for which non-binding broker quotes are the primary source of the valuations. Sufficient information regarding the specific inputs utilized by the brokers was not available to support a Level 2 classification. The Company obtains the majority of broker quotes for these securities from third party investment managers who perform independent verifications of these valuations using pricing matrices based upon information gathered by market traders. In addition, for the majority of these securities, the Company compares the broker quotes to independent valuations obtained from third party pricing vendors, which may also consist of broker quotes, to assess if the prices received represent a reasonable estimate of the fair value. Although the Company does not have access to the specific unobservable inputs that may have been used in the fair value measurements of these securities provided by brokers, we would expect that the significant inputs considered are prepayment rates, probability of default, loss severity in the event of default, recovery rates, liquidity premium and reinvestment rates. Significant increases (decreases) in any of those inputs in isolation could result in a significantly different fair value measurement. Generally, a change in the assumption used for the probability of default is accompanied by a directionally similar change in the assumption used for the loss severity and a directionally opposite change in the assumption used for prepayment rates.
The remainder of the Level 3 assets relate primarily to private investments (including funds) and certain derivative positions as described below.
Other investments
Included within the other investments component of the Company’s Level 3 valuations are private investments (including funds) and hedge funds where the Company is not deemed to have significant influence over the investee. The fair value of these investments is based upon net asset values received from the investment manager or general partner of the respective entity. The nature of the underlying investments held by the investee that form the basis of the net asset value include assets such as private business ventures and are such that significant Level 3 inputs are utilized in the determination of the individual underlying holding values and, accordingly, the fair value of the Company’s investment in each entity is classified within Level 3. The Company has not adjusted the net asset values received; however, management incorporates factors such as the most recent financial information received, annual audited financial statements and the values at which capital transactions with the investee take place when applying judgment regarding whether any adjustments should be made to the net asset value in recording the fair value of each position. Investments in hedge funds included in other investments utilize strategies including arbitrage, directional, event driven and multi-style. The funds potentially have lockup and gate provisions that may limit redemption liquidity. For further details regarding the nature of other investments and related features, see Item 8, Note 8, "Other Investments," to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.
Derivative instruments
Derivative instruments recorded within other liabilities and classified within Level 3 include credit derivatives sold that provide protection on senior tranches of structured finance transactions where the value is obtained directly from the investment bank counterparty and sufficient information regarding the inputs utilized in such valuation was not obtained to support a Level 2 classification and guaranteed minimum income benefits embedded within one reinsurance contract. The majority of inputs utilized in the valuations of these types of derivative contracts are considered Level 1 or Level 2; however, each valuation includes at least one Level 3 input that was significant to the valuation and, accordingly, the values are disclosed within Level 3.
The calculation of the change in fair value of the embedded derivative associated with the GreyCastle Life Retro Arrangements includes the interest income, realized and unrealized gains and losses on Life Funds Withheld Assets and certain related expenses related to the Life Funds Withheld Assets. The fair value of the embedded derivative is included in “Funds withheld on GreyCastle life retrocession arrangements, net of future policy benefit reserves recoverable” on the consolidated balance sheets. The fair value of the embedded derivative is considered a Level 2 valuation.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Level 3 Assets and Liabilities - Three Months Ended March 31, 2016
(U.S. dollars in thousands)	U.S. Government	Corporate - Financials	Corporate - Non-Financials	RMBS - Agency
Balance, beginning of period	$45,063	$53,685	$188	$3,077
Realized gains (losses)	(37)	53	—	(3)
Movement in unrealized gains (losses)	593	(39)	(1)	7
Purchases and issuances	—	169	—	—
Sales	—	—	—	—
Settlements	(679)	—	(6)	(228)
Transfers into Level 3	—	—	—	—
Transfers out of Level 3	—	(10,285)	—	—
Fixed maturities to short-term investments classification change		—	—	—
Balance, end of period	$44,940	$43,583	$181	$2,853
Movement in total gains (losses) above relating to instruments still held at the reporting date	$554	$15	$(1)	$4

(U.S. dollars in thousands)	RMBS - Non Agency	CMBS	CDO	Other asset- backed securities
Balance, beginning of period	$—	$—	$32,408	$17,857
Realized gains (losses)	—	—	41	1,049
Movement in unrealized gains (losses)	—	—	5,257	(2,758)
Purchases and issuances	—	—	—	—
Sales	—	—	—	—
Settlements	—	—	(15,977)	(11,948)
Transfers into Level 3	—	—	—	—
Transfers out of Level 3	—	—	—	—
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$21,729	$4,200
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$5,297	$(1,708)

(U.S. dollars in thousands)	Non-US Government	Short-term investments	Other investments	Derivative Contracts - Net
Balance, beginning of period	$—	$—	$283,550	$(9,791)
Realized gains (losses)	—	—	5,807	—
Movement in unrealized gains (losses)	—	—	(2,717)	(61)
Purchases and issuances	—	—	13,779	—
Sales	—	—	—	—
Settlements	—	—	(14,818)	—
Transfers into Level 3	—	—	15,494	—
Transfers out of Level 3	—	—	—	—
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$301,095	$(9,852)
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$3,090	$(61)

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Level 3 Assets and Liabilities - Three Months Ended March 31, 2015
(U.S. dollars in thousands)	U.S. Government	Corporate - Financials	Corporate - Non-Financials	RMBS - Agency
Balance, beginning of period	$—	$—	$5,894	$1,910
Realized gains (losses)	—	—	(1)	—
Movement in unrealized gains (losses)	—	—	48	(1)
Purchases and issuances (1)	—	—	—	—
Sales	—	—	—	—
Settlements	—	—	(80)	(89)
Transfers into Level 3	—	—	—	—
Transfers out of Level 3	—	—	—	—
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$5,861	$1,820
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$48	$(1)

(U.S. dollars in thousands)	RMBS - Non Agency	CMBS	CDO	Other asset- backed securities
Balance, beginning of period	$—	$—	$687,958	$5,288
Realized gains (losses)	—	—	36	(1)
Movement in unrealized gains (losses)	—	—	5,555	2
Purchases and issuances (1)	—	—	—	—
Sales	—	—	(155,085)	—
Settlements	—	—	(41,541)	(3,045)
Transfers into Level 3	—	—	—	—
Transfers out of Level 3	—	—	—	—
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$496,923	$2,244
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$2,668	$—

(U.S. dollars in thousands)	Non-US Government	Short-term investments	Other investments	Derivative Contracts - Net
Balance, beginning of period	$—	$—	$185,083	$(9,764)
Realized gains (losses)	—	—	1,302	—
Movement in unrealized gains (losses)	—	—	(1,827)	158
Purchases and issuances (1)	—	—	6,793	—
Sales	—	—	—	—
Settlements	—	—	(1,254)	—
Transfers into Level 3	—	—	—	—
Transfers out of Level 3	—	—	—	—
Fixed maturities to short-term investments classification change	—	—	—	—
Balance, end of period	$—	$—	$190,097	$(9,606)
Movement in total gains (losses) above relating to instruments still held at the reporting date	$—	$—	$(524)	$158

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(d) Financial Instruments Not Carried at Fair Value
Authoritative guidance over disclosures about the fair value of financial instruments requires additional disclosure of fair value information for financial instruments not carried at fair value in both interim and annual reporting periods. Certain financial instruments, particularly insurance contracts, are excluded from these fair value disclosure requirements. The carrying values of cash and cash equivalents, accrued investment income, net receivable from investments sold, other assets, net payable for investments purchased, other liabilities and other financial instruments not included below approximated their fair values. The following table includes financial instruments for which the carrying value differs from the estimated fair values as of March 31, 2016 and December 31, 2015. All of these fair value estimates are considered Level 2 fair value measurements.

	March 31, 2016		December 31, 2015
(U.S. dollars in thousands)	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets - Other investments	$141,459	$153,844	$141,329	$154,065
Deposit liabilities	$1,171,655	$1,478,856	$1,168,376	$1,436,210
Notes payable and debt	2,645,647	2,815,562	2,644,970	2,805,152
Financial Liabilities	$3,817,302	$4,294,418	$3,813,346	$4,241,362
The Company historically participated in structured transactions. Remaining structured transactions include cash loans supporting project finance transactions, a liquidity facility financing provided to structured project deals and an investment in a payment obligation with an insurance company. These transactions are carried at amortized cost. The fair value of these investments held by the Company is determined through use of internal models utilizing reported trades, benchmark yields, broker/dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data.
Deposit liabilities include obligations under structured insurance and reinsurance transactions. For purposes of fair value disclosures, the Company determined the estimated fair value of the deposit liabilities by assuming a discount rate equal to the appropriate U.S. Treasury rate plus 38.0 basis points and 26.5 basis points as of March 31, 2016 and December 31, 2015, respectively. The discount rate incorporates the Company’s own credit risk into the determination of estimated fair value.
The fair values of the Company’s notes payable and debt outstanding were determined based on quoted market prices.
There are no significant concentrations of credit risk within the Company’s financial instruments as defined in the authoritative guidance over disclosures of fair value of financial instruments not carried at fair value, which excludes certain financial instruments, particularly insurance contracts.
5. Segment Information
The Company is organized into two operating segments: Insurance and Reinsurance. Subsequent to the transaction described in Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," the underwriting results of the acquired businesses from the Acquisition Date through March 31, 2016 are included in the Company's Insurance or Reinsurance segment, as appropriate.
The Company’s general investment and financing operations are reflected in "Corporate and Other." Subsequent to the transaction described in Note 1, "Basis of Preparation and Consolidation," GCLR reinsures the majority of the Company's life reinsurance business through the GreyCastle Life Retro Arrangements. The results of the Run-Off Life Operations not subject to the GreyCastle Life Retro Arrangements are also reported within Corporate and Other.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company evaluates the performance of both the Insurance and Reinsurance segments based on underwriting profit. Other items of revenues and expenditures of the Company are not evaluated at the segment level. In addition, the Company does not allocate investment assets used to support its Property and Casualty ("P&C") operations to the individual segments, except as noted below. Investment assets related to the Company’s Run-Off Life Operations and certain structured products included in the Insurance and Reinsurance segments are held in separately identified portfolios. As such, net investment income from these assets is included in the contribution from the applicable segment or in Corporate and Other. The following tables summarize the segment results for the three months ended March 31, 2016 and 2015:

Three Months Ended March 31, 2016 (U.S. dollars in thousands, except ratios)	Insurance	Reinsurance	Total P&C	Corporate and Other (1)	Total
Gross premiums written	$2,503,972	$1,855,343	$4,359,315	$68,911	$4,428,226
Net premiums written	1,503,934	1,557,661	3,061,595	3,164	3,064,759
Net premiums earned	1,593,874	757,572	2,351,446	3,164	2,354,610
Less: Net losses and loss expenses (2)	999,592	382,893	1,382,485	4,937	1,387,422
Less: Acquisition costs (2)	225,458	176,348	401,806	1,461	403,267
Less: Operating expenses (3)	312,432	79,234	391,666	218	391,884
Underwriting profit (loss)	$56,392	$119,097	$175,489	$(3,452)	$172,037
Net investment income - excluding Life Funds Withheld Assets (4)			143,131	8,533	151,664
Net investment income - Life Funds Withheld Assets				41,560	41,560
Net results from structured products (5)	1,222	748	1,970	—	1,970
Net fee income and other (6)	(3,862)	837	(3,025)	302	(2,723)
Net realized gains (losses) on investments - excluding Life Funds Withheld Assets			(11,160)	2,744	(8,416)
Net realized gains (losses) on investments and net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets			—	101,166	101,166
Net realized and unrealized gains (losses) on derivative instruments			—	(3,622)	(3,622)
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets			—	(236,080)	(236,080)
Net income (loss) from investment fund affiliates and operating affiliates			—	8,071	8,071
Gain on sale of operating affiliate				—	—
Less: Exchange (gains) losses			—	(33,819)	(33,819)
Less: Corporate operating expenses			—	112,510	112,510
Contribution from P&C and Corporate and Other			306,405	(159,469)	146,936
Less: Interest expense (7)				41,613	41,613
Less: Non-controlling interests				61,143	61,143
Less: Income tax expense				22,295	22,295
Net income (loss) attributable to ordinary shareholders					$21,885
Ratios – P&C operations: (8)
Loss and loss expense ratio	62.7%	50.5%	58.8%
Underwriting expense ratio	33.8%	33.8%	33.7%
Combined ratio	96.5%	84.3%	92.5%
____________

(1)	Corporate and Other includes other items of our revenue and expenditures that are not evaluated at the segment level for reporting purposes, as well as the Company's Run-Off Life Operations.

(2)	The Company has reflected the amortization of certain fair value adjustments recorded in conjunction with the Catlin Acquisition within the respective segments.

(3)	Operating expenses of the segments exclude Corporate operating expenses, shown separately.

(4)	Net investment income - excluding Life Funds Withheld Assets does not include net investment income related to the net results from structured products.

(5)	The net results from P&C structured products include net investment income and interest expense of $12.7 million and $10.7 million, respectively.

(6)	Net fee income and other includes operating expenses from the Company's loss prevention consulting services business.

(7)	Interest expense excludes interest expense related to structured products recorded in the Insurance and Reinsurance segments.

(8)	Ratios are based on net premiums earned from P&C operations.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Three Months Ended March 31, 2015 (U.S. dollars in thousands, except ratios)	Insurance	Reinsurance	Total P&C	Corporate and Other (1)	Total
Gross premiums written	$1,654,747	$825,662	$2,480,409	$74,951	$2,555,360
Net premiums written	1,089,108	747,635	1,836,743	14,506	1,851,249
Net premiums earned	962,306	357,188	1,319,494	14,506	1,334,000
Less: Net losses and loss expenses	616,947	152,880	769,827	19,387	789,214
Less: Acquisition costs	80,387	71,492	151,879	1,817	153,696
Less: Operating expenses (2)	208,457	42,495	250,952	931	251,883
Underwriting profit (loss)	$56,515	$90,321	$146,836	$(7,629)	$139,207
Net investment income - excluding Life Funds Withheld Assets (3)			132,808	10,210	143,018
Net investment income - Life Funds Withheld Assets				50,419	50,419
Net results from structured products (4)	2,905	2,120	5,025	—	5,025
Net fee income and other (5)	(7,465)	825	(6,640)	132	(6,508)
Loss on sale of life reinsurance subsidiary			—	—	—
Net realized gains (losses) on investments - excluding Life Funds Withheld Assets			5,807	(1,205)	4,602
Net realized gains (losses) on investments and net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets			—	48,289	48,289
Net realized and unrealized gains (losses) on derivative instruments			—	16,521	16,521
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets			—	(229,367)	(229,367)
Net income (loss) from investment fund affiliates and operating affiliates			—	57,997	57,997
Less: Exchange (gains) losses			—	27,390	27,390
Less: Corporate operating expenses			—	62,443	62,443
Contribution from P&C and Corporate and Other			283,836	(144,466)	139,370
Less: Interest expense (6)				41,481	41,481
Less: Non-controlling interests				37,390	37,390
Less: Income tax expense				24,218	24,218
Net income (loss) attributable to ordinary shareholders					$36,281
Ratios – P&C operations: (7)
Loss and loss expense ratio	64.1%	42.8%	58.3%
Underwriting expense ratio	30.0%	31.9%	30.6%
Combined ratio	94.1%	74.7%	88.9%
____________

(1)	Corporate and Other includes other items of our revenue and expenditures that are not evaluated at the segment level for reporting purposes, as well as the Company's Run-Off Life Operations.

(2)	Operating expenses of the segments exclude Corporate operating expenses, shown separately.

(3)	Net investment income - excluding Life Funds Withheld Assets does not include net investment income related to the net results from structured products.

(4)	The net results from P&C structured products include net investment income and interest expense of $15.1 million and $10.0 million, respectively.

(5)	Net fee income and other includes operating expenses from the Company's loss prevention consulting services business.

(6)	Interest expense excludes interest expense related to structured products recorded in the Insurance and Reinsurance segments.

(7)	Ratios are based on net premiums earned from P&C operations.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The following tables summarize the Company’s net premiums earned by line of business for the three months ended March 31, 2016 and 2015:

Three Months Ended March 31, 2016 (U.S. dollars in thousands)	Insurance	Reinsurance	Corporate and Other	Total
P&C Operations:
Professional	$332,954	$43,155	$—	$376,109
Casualty	420,212	154,739	—	574,951
Property catastrophe	—	205,301	—	205,301
Property	359,633	254,399	—	614,032
Specialty	367,352	36,193	—	403,545
Other (1)	113,723	63,785	—	177,508
Total P&C Operations	$1,593,874	$757,572	$—	$2,351,446
Corporate and Other:
Run-off Life operations - Annuity	$—	$—	$—	$—
Run-off Life operations - Other Life	—	—	3,164	3,164
Total Corporate and Other	$—	$—	$3,164	$3,164
Total	$1,593,874	$757,572	$3,164	$2,354,610

Three Months Ended March 31, 2015 (U.S. dollars in thousands)	Insurance	Reinsurance	Corporate and Other	Total
P&C Operations:
Professional	$266,410	$35,008	$—	$301,418
Casualty	341,317	58,208	—	399,525
Property catastrophe	—	94,073	—	94,073
Property	172,539	131,224	—	303,763
Specialty	171,878	18,075	—	189,953
Other (1)	10,162	20,600	—	30,762
Total P&C Operations	$962,306	$357,188	$—	$1,319,494
Corporate and Other:
Run-off Life operations - Annuity	$—	$—	$(1)	$(1)
Run-off Life operations - Other Life	—	—	14,507	14,507
Total Corporate and Other	$—	$—	$14,506	$14,506
Total	$962,306	$357,188	$14,506	$1,334,000
____________

(1)
Other within the Insurance segment includes: excess and surplus, programs, surety, structured indemnity and certain discontinued lines. Other within the Reinsurance segment includes: whole account contracts, structured indemnity and other lines.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6. Investments
(a) Fixed Maturities, Short-Term Investments and Equity Securities
Amortized Cost and Fair Value Summary
The cost (amortized cost for fixed maturities and short-term investments), fair value, gross unrealized gains and gross unrealized (losses), including non-credit related OTTI recorded in AOCI, of the Company’s AFS investments as of March 31, 2016 and December 31, 2015, were as follows:

		Included in AOCI
March 31, 2016 (U.S. dollars in thousands)	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non-credit Related OTTI (1)
Fixed maturities - AFS
U.S. Government	$4,483,796	$101,066	$(7,875)	$4,576,987	$—
Corporate - Financials	3,656,521	75,341	(27,547)	3,704,315	—
Corporate - Non Financials	6,935,636	210,829	(54,955)	7,091,510	—
RMBS – Agency	4,259,838	112,260	(5,091)	4,367,007	—
RMBS – Non-Agency	303,377	20,313	(20,847)	302,843	(52,025)
CMBS	317,886	10,324	(2,725)	325,485	(1,163)
CDO	25,845	2	(4,118)	21,729	(1,208)
Other asset-backed securities	1,154,679	19,123	(10,904)	1,162,898	(1,027)
U.S. States and political subdivisions of the States	2,436,400	149,140	(793)	2,584,747	—
Non-U.S. Governments	5,442,418	161,392	(57,115)	5,546,695	—
Total fixed maturities - AFS - Excluding Life Funds Withheld Assets	$29,016,396	$859,790	$(191,970)	$29,684,216	$(55,423)
Total short-term investments - Excluding Life Funds Withheld Assets	317,939	433	(1,068)	317,304	—
Total equity securities	831,543	93,517	(46,653)	878,407	—
Total investments - AFS - Excluding Life Funds Withheld Assets	$30,165,878	$953,740	$(239,691)	$30,879,927	$(55,423)
Fixed maturities - AFS - Life Funds Withheld Assets
U.S. Government	$10,315	$2,377	$—	$12,692	$—
Corporate - Financials	486,901	60,378	—	547,279	—
Corporate - Non Financials	1,058,886	210,376	—	1,269,262	—
RMBS – Agency	597	136	—	733	—
RMBS – Non-Agency	23,172	2,657	—	25,829	—
CMBS	92,586	16,328	—	108,914	—
Other asset-backed securities	105,635	16,086	—	121,721	—
Non-U.S. Governments	650,259	226,668	—	876,927	—
Total fixed maturities - AFS - Life Funds Withheld Assets	$2,428,351	$535,006	$—	$2,963,357	$—
Total investments - AFS	$32,594,229	$1,488,746	$(239,691)	$33,843,284	$(55,423)

____________

(1)	Represents the non-credit component of OTTI losses, adjusted for subsequent sales of securities. It does not include the change in fair value subsequent to the impairment measurement date.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 (U.S. dollars in thousands)	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non-credit Related OTTI (1)
Fixed maturities - AFS - Excluding Life Funds Withheld Assets
U.S. Government	$5,047,621	$52,355	$(34,339)	$5,065,637	$—
Corporate - Financials	3,535,830	49,535	(23,456)	3,561,909	—
Corporate - Non Financials	6,867,525	130,568	(97,646)	6,900,447	—
RMBS – Agency	3,697,756	77,776	(17,561)	3,757,971	—
RMBS – Non-Agency	319,876	25,644	(16,980)	328,540	(54,200)
CMBS	401,713	7,933	(4,330)	405,316	(1,182)
CDOs	41,679	4	(9,273)	32,410	(1,208)
Other asset-backed securities	1,164,426	17,665	(13,519)	1,168,572	(1,144)
U.S. States and political subdivisions of the States	2,514,048	125,395	(7,373)	2,632,070	—
Non-U.S. Government	5,249,148	100,383	(97,917)	5,251,614	—
Total fixed maturities - AFS - Excluding Life Funds Withheld Assets	$28,839,622	$587,258	$(322,394)	$29,104,486	$(57,734)
Total short-term investments - Excluding Life Funds Withheld Assets	$618,851	$967	$(2,428)	$617,390	$—
Total equity securities - Excluding Life Funds Withheld Assets	$834,079	$89,993	$(45,153)	$878,919	$—
Total investments - AFS - Excluding Life Funds Withheld Assets	$30,292,552	$678,218	$(369,975)	$30,600,795	$(57,734)
Fixed maturities - AFS - Life Funds Withheld Assets
U.S. Government	$10,721	$2,021	$—	$12,742	$—
Corporate - Financials	531,016	67,220	—	598,236	—
Corporate - Non Financials	1,132,926	175,702	—	1,308,628	—
RMBS – Agency	591	161	—	752	—
RMBS – Non-Agency	24,401	2,552	—	26,953	—
CMBS	107,968	14,513	—	122,481	—
Other asset-backed securities	132,674	17,121	—	149,795	—
Non-U.S. Governments	737,735	195,781	—	933,516	—
Total fixed maturities - AFS - Life Funds Withheld Assets	$2,678,032	$475,071	$—	$3,153,103	$—
Total investments - AFS	$32,970,584	$1,153,289	$(369,975)	$33,753,898	$(57,734)
 ____________

(1)	Represents the non-credit component of OTTI losses, adjusted for subsequent sales of securities. It does not include the change in fair value subsequent to the impairment measurement date.
The cost (amortized cost for fixed maturities and short-term investments) and fair value of the Company’s Trading investments at December 31, 2016 and 2015, were as follows:

March 31, 2016 (U.S. dollars in thousands)	Amortized Cost	Fair Value
Fixed maturities - Trading - Life Funds Withheld Assets
U.S. Government	$15,567	$15,267
Corporate - Financials	379,848	382,755
Corporate - Non Financials	549,458	558,284
RMBS – Agency	1,917	1,869
CMBS	4,675	4,760
Other asset-backed securities	25,457	25,615
Non-U.S. Governments	390,986	421,033
Total fixed maturities - Trading - Life Funds Withheld Assets	$1,367,908	$1,409,583
Total short-term investments - Trading - Life Funds Withheld Assets	$26,949	$26,959
Total investments - Trading - Life Funds Withheld Assets	$1,394,857	$1,436,542

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 (U.S. dollars in thousands)	Amortized Cost	Fair Value
Fixed maturities - Trading - Life Funds Withheld Assets
U.S. Government	$4,957	$4,990
Corporate - Financials	344,070	335,956
Corporate - Non Financials	509,441	493,621
RMBS – Agency	370	368
CMBS	4,874	4,803
Other asset-backed securities	26,405	25,700
Non-U.S. Governments	373,492	370,261
Total fixed maturities - Trading - Life Funds Withheld Assets	$1,263,609	$1,235,699
Total short-term investments - Trading - Life Funds Withheld Assets	$60,176	$60,330
Total investments - Trading - Life Funds Withheld Assets	$1,323,785	$1,296,029
As of March 31, 2016 and December 31, 2015, approximately 2.1% and 2.0%, respectively, of the Company's fixed income investment portfolio at fair value, excluding Life Funds Withheld Assets, was invested in securities that were below investment grade or not rated. Approximately 18.3% and 14.7% of the gross unrealized losses in the Company's fixed income investment portfolio, excluding Life Funds Withheld Assets, as of March 31, 2016 and December 31, 2015, respectively, related to securities that were below investment grade or not rated.
Contractual Maturities Summary
The contractual maturities of AFS fixed income securities at March 31, 2016 and December 31, 2015 are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	March 31, 2016		December 31, 2015
(U.S. dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Fixed maturities - AFS - Excluding Life Funds Withheld Assets
Due less than one year	$2,156,182	$2,151,862	$2,106,851	$2,104,106
Due after 1 through 5 years	13,787,996	14,020,514	14,051,494	14,143,461
Due after 5 through 10 years	5,622,857	5,828,464	5,680,830	5,740,954
Due after 10 years	1,387,736	1,503,414	1,374,997	1,423,156
	$22,954,771	$23,504,254	$23,214,172	$23,411,677
RMBS – Agency	4,259,838	4,367,007	3,697,756	3,757,971
RMBS – Non-Agency	303,377	302,843	319,876	328,540
CMBS	317,886	325,485	401,713	405,316
CDOs	25,845	21,729	41,679	32,410
Other asset-backed securities	1,154,679	1,162,898	1,164,426	1,168,572
Total mortgage and asset-backed securities	$6,061,625	$6,179,962	$5,625,450	$5,692,809
Total fixed maturities - AFS - Excluding Life Funds Withheld Assets	$29,016,396	$29,684,216	$28,839,622	$29,104,486
Fixed maturities - AFS - Life Funds Withheld Assets
Due less than one year	$78,629	$88,560	$81,700	$92,921
Due after 1 through 5 years	361,106	391,528	386,810	416,743
Due after 5 through 10 years	470,386	547,171	491,621	558,805
Due after 10 years	1,296,240	1,678,901	1,452,267	1,784,653
	$2,206,361	$2,706,160	$2,412,398	$2,853,122
RMBS – Agency	597	733	591	752
RMBS – Non-Agency	23,172	25,829	24,401	26,953
CMBS	92,586	108,914	107,968	122,481
Other asset-backed securities	105,635	121,721	132,674	149,795
Total mortgage and asset-backed securities	$221,990	$257,197	$265,634	$299,981
Total fixed maturities - AFS - Life Funds Withheld Assets	$2,428,351	$2,963,357	$2,678,032	$3,153,103
Total fixed maturities - AFS	$31,444,747	$32,647,573	$31,517,654	$32,257,589

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	March 31, 2016		December 31, 2015
(U.S. dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Fixed maturities - Trading - Life Funds Withheld Assets
Due less than one year	$8,177	$8,831	$4,573	$5,096
Due after 1 through 5 years	290,320	291,356	278,163	272,220
Due after 5 through 10 years	314,590	320,720	280,487	277,920
Due after 10 years	722,772	756,432	668,737	649,592
	$1,335,859	$1,377,339	$1,231,960	$1,204,828
RMBS – Agency	1,917	1,869	370	368
CMBS	4,675	4,760	4,874	4,803
Other asset-backed securities	25,457	25,615	26,405	25,700
Total mortgage and asset-backed securities	$32,049	$32,244	$31,649	$30,871
Total fixed maturities - Trading - Life Funds Withheld Assets	$1,367,908	$1,409,583	$1,263,609	$1,235,699
Pledged Assets
Certain of the Company's invested assets are held in trust and pledged in support of insurance and reinsurance liabilities as well as credit facilities. Such pledges are largely required by the Company's operating subsidiaries that are "non-admitted" under U.S. state insurance regulations, in order for the U.S. cedant to receive statutory credit for reinsurance. Also included are Life Funds Withheld Assets as noted in Note 1, "Basis of Preparation and Consolidation." Additionally, certain deposit liabilities and annuity contracts require the use of pledged assets. As of March 31, 2016 and December 31, 2015, the Company had $19.0 billion and $18.3 billion in pledged assets, respectively.
(b) Gross Unrealized Losses
The following is an analysis of how long the AFS securities as of March 31, 2016 and December 31, 2015 had been in a continual unrealized loss position:

	Less than 12 months		Equal to or greater than 12 months
March 31, 2016 (U.S. dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturities and short-term investments - AFS
U.S. Government	$465,423	$(4,923)	$96,406	$(2,984)
Corporate – Financials	588,595	(18,228)	141,508	(9,330)
Corporate – Non Financials	930,465	(29,994)	287,849	(25,073)
RMBS – Agency	151,135	(1,128)	327,657	(3,963)
RMBS – Non-Agency	35,930	(1,867)	175,881	(18,980)
CMBS	31,661	(255)	55,310	(2,470)
CDOs	12,368	(509)	9,359	(3,609)
Other asset-backed securities	282,395	(2,113)	60,638	(8,791)
U.S. States and political subdivisions of the States	91,846	(379)	15,528	(414)
Non-U.S. Governments	965,976	(22,116)	370,747	(35,912)
Total fixed maturities and short-term investments - AFS	$3,555,794	$(81,512)	$1,540,883	$(111,526)
Total equity securities	$365,368	$(46,653)	$—	$—

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Less than 12 months		Equal to or greater than 12 months
December 31, 2015 (U.S. dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
Fixed maturities and short-term investments - AFS
U.S. Government	$3,762,869	$(29,339)	$89,113	$(5,044)
Corporate – Financials	1,641,021	(13,280)	102,022	(10,192)
Corporate – Non Financials	3,275,270	(73,069)	227,527	(24,706)
RMBS – Agency	1,065,055	(10,046)	221,211	(7,515)
RMBS – Non-Agency	19,614	(1,104)	180,146	(15,876)
CMBS	118,605	(1,561)	78,651	(2,769)
CDOs	12,311	(516)	20,096	(8,757)
Other asset-backed securities	572,671	(5,252)	57,563	(8,268)
U.S. States and political subdivisions of the States	565,055	(6,609)	12,259	(765)
Non-U.S. Governments	1,921,286	(53,440)	474,929	(46,714)
Total fixed maturities and short-term investments - AFS	$12,953,757	$(194,216)	$1,463,517	$(130,606)
Total equity securities	$356,742	$(45,153)	$—	$—
The Company had gross unrealized losses totaling $239.7 million on 1,934 securities out of a total of 8,763 held as of March 31, 2016 in its AFS - Excluding Life Funds Withheld Assets portfolio, which either it considers to be temporarily impaired or with respect to which it reflects non-credit losses on other-than-temporarily impaired assets. Individual security positions comprising this balance have been evaluated by management to determine the severity of these impairments and whether they should be considered other-than-temporary. Management believes it is more likely than not that the issuer will be able to fund sufficient principal and interest payments to support the current amortized cost.
(c) Net Realized Gains (Losses)
The following represents an analysis of net realized gains (losses) on investments:

Net Realized Gains (Losses) on Investments	Three months ended March 31,
(U.S. dollars in thousands)	2016	2015
Net realized gains (losses) on investments - excluding Life Funds Withheld Assets:
Gross realized gains	$61,227	$62,300
Gross realized losses on investments sold	(50,063)	(47,122)
OTTI on investments, net of amounts transferred to other comprehensive income	(19,580)	(10,576)
	$(8,416)	$4,602
Net realized gains (losses) on investments and net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets:
Gross realized gains	$62,850	$53,128
Gross realized losses on investments sold	(28,434)	(390)
OTTI on investments, net of amounts transferred to other comprehensive income	(2,346)	(5,209)
Net unrealized gains (losses) on trading securities	$69,096	$760
	$101,166	$48,289
Total net realized gains (losses) on investments	$92,750	$52,891
The significant components of the net impairment charges of $19.6 million for investments excluding Life Funds Withheld Assets for the three months ended March 31, 2016 were:

▪	$9.8 million related to certain high yield securities where we determined that the likely recovery on these securities was below the carrying value.

▪	$7.0 million related to certain equities that were in a loss position for more than 11 months or impaired by more than 50% of their amortized cost.

▪
$0.6 million for structured securities, where we determined that the likely recovery on these securities was below the carrying value and, accordingly, recorded an impairment of the securities to the discounted value of the cash flows expected to be received on these securities.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

▪	$0.3 million related to certain U.S. Municipal securities that we no longer intend to hold for a period sufficient to recover their fair value to amortized cost.

▪	$1.9 million related to foreign exchange losses.
The following table sets forth the amount of credit loss impairments on fixed income securities for which a portion of the OTTI loss was recognized in OCI and that were held by the Company as of the dates or for the periods indicated and the corresponding changes in such amounts.

Credit Loss Impairments	Three months ended March 31,
(U.S. dollars in thousands)	2016	2015
Opening balance as of beginning of indicated period	$73,469	$131,942
Credit loss impairment recognized in the current period on securities not previously impaired	10,567	7,560
Credit loss impairments previously recognized on securities that matured, paid down, prepaid or were sold during the period	(4,877)	(28,539)
Additional credit loss impairments recognized in the current period on securities previously impaired	230	141
Accretion of credit loss impairments previously recognized due to an increase in cash flows expected to be collected	(2,410)	(2,646)
Balance as of March 31,	$76,979	$108,458
7. Derivative Instruments
The Company enters into derivative instruments for both risk management and efficient portfolio management. The Company is exposed to potential loss from various market risks, and manages its market risks based on guidelines established by management and the Risk and Finance Committee of the Company's Board of Directors. The Company recognizes all derivatives as either assets or liabilities on the balance sheets and measures those instruments at fair value, with the changes in fair value of derivatives shown in the consolidated statement of income as "Net realized and unrealized gains (losses) on derivative instruments" unless the derivatives are designated as hedging instruments. The accounting for derivatives that are designated as hedging instruments is described in Item 8, Note 2(h), "Significant Accounting Policies - Derivative Instruments," to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.
The following table summarizes information on the location and gross amounts of derivative fair values contained in the consolidated balance sheets as of March 31, 2016 and December 31, 2015:

	March 31, 2016				December 31, 2015
(U.S. dollars in thousands)	Asset Derivative Notional Amount	Asset Derivative Fair Value (1)	Liability Derivative Notional Amount	Liability Derivative Fair Value (1)	Asset Derivative Notional Amount	Asset Derivative Fair Value (1)	Liability Derivative Notional Amount	Liability Derivative Fair Value (1)
Derivatives designated as hedging instruments:
Foreign exchange contracts	$1,216,823	$50,707	$1,001,752	$54,387	$1,667,585	$64,289	$674,976	$11,941
Total derivatives designated as hedging instruments	$1,216,823	$50,707	$1,001,752	$54,387	$1,667,585	$64,289	$674,976	$11,941
Derivatives not designated as hedging instruments:
Investment Related Derivatives:
Foreign exchange exposure	199,007	2,501	46,628	534	102,234	2,888	144,707	1,702
Credit exposure	5,000	414	70,682	11,869	8,433	652	71,614	12,067
Financial market exposure	5	4	28,480	1,384	37	77	26,500	417

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	March 31, 2016				December 31, 2015
(U.S. dollars in thousands)	Asset Derivative Notional Amount	Asset Derivative Fair Value (1)	Liability Derivative Notional Amount	Liability Derivative Fair Value (1)	Asset Derivative Notional Amount	Asset Derivative Fair Value (1)	Liability Derivative Notional Amount	Liability Derivative Fair Value (1)
Other Non-Investment Derivatives:
Foreign exchange contracts	188,400	2,492	—	—	194,566	2,009	—	—
Credit exposure	—	—	30,090	28	29,874	31	—	—
Guaranteed minimum income benefit contract	49,562	20,486	49,562	20,486	46,032	19,368	46,032	19,368
Modified coinsurance funds withheld contracts (2)	58,719	—	4,556,696	—	60,667	—	4,620,879	—
Total derivatives not designated as hedging instruments	$500,693	$25,897	$4,782,138	$34,301	$441,843	$25,025	$4,909,732	$33,554
Total derivatives		$76,604		$88,688		$89,314		$45,495
Counterparty netting		(37,870)		(37,870)		(3,087)		(3,087)
Total derivatives net of counterparty netting (1)		38,734		50,818		86,227		42,408
Cash collateral held/paid (3)		(5,520)		(4,230)		(30,958)		—
Total derivatives as recorded in the balance sheets		$33,214		$46,588		$55,269		$42,408
____________

(1)
Derivative instruments in an asset or liability position are included within Other assets or Other liabilities, respectively, in the balance sheets on a net basis where the Company has both a legal right of offset and the intention to settle the contracts on a net basis. The Company often enters into different types of derivative contracts with a single counterparty and these contracts are covered under netting agreements.

(2)
The fair value movements in derivative assets and liabilities relating to modified coinsurance funds withheld contracts are included within the associated asset or liability at each period end on the face of the balance sheets. Notional amounts associated with reinsurance agreements under which the Company assumes reinsurance risk are recorded as asset derivative notional amounts. Notional amounts associated with the GreyCastle Life Retro Arrangements under which the Company cedes reinsurance risk are recorded as liability derivative notional amounts. Included in the liability derivative notional amount as of March 31, 2016 is the cumulative net realized and unrealized loss on life retrocession embedded derivative of $681.8 million.

(3)
As of March 31, 2016, the Company held cash collateral related to foreign currency derivative positions and certain other derivative positions of $5.5 million for derivatives in an asset position and paid cash collateral of $4.2 million for derivatives in a liability position. As of December 31, 2015, the Company held cash collateral related to foreign currency derivative position and certain other derivative positions of $31.0 million for derivatives in an asset position and paid cash collateral of nil for derivatives in a liability position. The assets and liabilities related to the net collateral paid or held were recorded as Other assets and Other liabilities within the unaudited consolidated balance sheets as the collateral and derivative positions are not intended to be settled on a net basis.

(a) Derivative Instruments Designated as Fair Value Hedges
The Company may designate certain of its derivative instruments as fair value hedges or cash flow hedges and formally and contemporaneously documents all relationships between the hedging instruments and hedged items and links the hedging derivatives to specific assets and liabilities. The Company assesses the effectiveness of the hedge both at inception and on an on-going basis, and determines whether the hedge is highly effective in offsetting changes in fair value or cash flows of the linked hedged item.
The Company may use foreign exchange contracts to hedge the fair value of certain fixed income securities as well as to hedge certain net investments in foreign operations. For the three months ended March 31, 2016, there is no exposure to fair value hedges.
Settlement of Fair Value Hedges
A summary of the fair value hedges that have been settled and their impact on results during the indicated periods as well as the remaining balance of fair value hedges and average years remaining to maturity as of March 31, 2016 and 2015 are shown below:

Settlement of Fair Value Hedges - Summary	Fair Value Hedges - Deposit Liabilities March 31,
(U.S. dollars in thousands)	2016	2015
Cumulative reduction to interest expense	$106,056	$97,705
Remaining balance	127,139	135,490
Weighted average years remaining to maturity	21.2	22.2

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(b) Derivative Instruments Designated as Hedges of the Net Investment in a Foreign Operation
The Company utilizes foreign exchange contracts to hedge the fair value of certain net investments in foreign operations. During the three months ended March 31, 2016 and 2015, the Company entered into foreign exchange contracts that were formally designated as hedges of investments in foreign subsidiaries, the majority of which have functional currencies of either U.K. sterling or the Euro. There was no ineffectiveness in these transactions.
The following table provides the weighted average U.S. dollar equivalent of foreign denominated net assets that were hedged and the resulting derivative gain (loss) that was recorded in the foreign currency translation adjustment, net of tax, account within AOCI for the three months ended March 31, 2016 and 2015:

Derivative Instruments Designated as Hedges of the Net Investment in a Foreign Operation - Summary	Three months ended March 31,
(U.S. dollars in thousands)	2016	2015
Weighted average of U.S. dollar equivalent of foreign denominated net assets	$2,234,748	$628,941
Derivative gains (losses) (1)	(11,515)	66,770
____________

(1)
Derivative gains (losses) from derivative instruments designated as hedges of the net investment in a foreign operation are recorded in the cumulative translation adjustment account within AOCI for each period.

(c) Derivative Instruments Not Formally Designated As Hedging Instruments
The following table provides the total impact on earnings relating to derivative instruments not formally designated as hedging instruments under authoritative accounting guidance and from the ineffective portion of fair value hedges. The impacts are all recorded through Net realized and unrealized gains (losses) on derivatives in the income statement for the three months ended March 31, 2016 and 2015:

Net Realized and Unrealized Gains (Losses) on Derivative Instruments	Three months ended March 31,
(U.S. dollars in thousands)	2016	2015
Investment Related Derivatives:
Interest rate exposure	$781	$9,637
Foreign exchange exposure	(670)	(1,362)
Credit exposure	(163)	82
Financial market exposure	(1,010)	3,041
Other Non-Investment Derivatives:
Foreign exchange contracts	(1,181)	2,059
Credit exposure	(303)	1,346
Modified coinsurance funds withheld contract	(1,076)	1,718
Net realized and unrealized gains (losses) on derivative instruments	$(3,622)	$16,521

Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	$(236,080)	$(229,367)
The Company’s objectives in using these derivatives are explained below.
(c)(i) Investment Related Derivatives
The Company, either directly or through its investment managers, may use derivative instruments within its investment portfolio, including interest rate swaps, inflation swaps, commodity contracts, total return swaps, credit derivatives (single name and index credit default swaps), options, forward contracts and financial futures (foreign exchange, bond and stock index futures), primarily as a means of economically hedging exposures to interest rate, credit spread, equity price changes and foreign currency risk or, in limited instances, for efficient portfolio management. When using cleared (exchange traded) derivatives, the Company is exposed to the credit risk of the applicable clearing house and of the Company's future commissions merchant. When using uncleared (over-the-counter) derivatives, the Company is exposed to credit risk in the event of non-performance by the counterparties under any derivative contracts, although the Company generally seeks to use credit support arrangements with counterparties to help manage this risk.
Investment Related Derivatives – Interest Rate Exposure
The Company utilizes risk management and overlay strategies that incorporate the use of derivative financial instruments, primarily to manage its fixed income portfolio duration and net economic exposure to interest rate risks. The Company may

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

also use interest rate swaps to convert certain liabilities from a fixed rate to a variable rate of interest or to convert a variable rate of interest from one basis to another.
Investment Related Derivatives – Foreign Exchange Exposure
The Company has exposure to foreign currency exchange rate fluctuations through its operations and in its investment portfolio. The Company uses foreign exchange contracts to manage its exposure to the effects of fluctuating foreign currencies on the value of certain of its foreign currency fixed maturities. These contracts are not designated as specific hedges for financial reporting purposes and, therefore, realized and unrealized gains and losses on these contracts are recorded in income in the period in which they occur. These contracts generally have maturities of twelve months or less.
In addition, certain of the Company's investment managers may, subject to investment guidelines, enter into forward contracts.
Investment Related Derivatives – Credit Exposure
Credit derivatives may be purchased within the Company's investment portfolio in the form of single name, basket or index credit default swaps and swaptions, which are used to mitigate credit exposure through a reduction in credit spread duration (i.e., macro credit strategies rather than single-name credit hedging) or exposure to securities of selected issuers, including issuers that are not held in the underlying fixed income portfolio.
Investment Related Derivatives – Financial Market Exposure
Stock index futures may be purchased within the Company's investment portfolio in order to create synthetic equity exposure and to add value to the portfolio with overlay strategies where market inefficiencies are believed to exist. From time to time, the Company may enter into other financial market exposure derivative contracts on various indices including, but not limited to, inflation and commodity contracts.
(c)(ii) Other Non-Investment Derivatives
Foreign Exchange Contracts
On January 9, 2015, the Company entered into the FX Forwards with Morgan Stanley Capital Services LLC and Goldman Sachs International. The purpose of the FX Forwards was to mitigate risk of foreign currency exposure related to the Catlin Acquisition. Following the closing of the Catlin Acquisition, the FX Forwards were settled.
In connection with the Catlin Acquisition and the FX Forwards, during 2015, certain foreign exchange contracts utilized to hedge the fair value of certain net investments in foreign operations were de-designated as hedging instruments; subsequently during the second quarter, the hedging relationships were then re-established.
In the fourth quarter of 2015, the Company entered into an average rate option to mitigate the risk of foreign currency exposure to certain cash flows denominated in U.K. sterling. The option will mature in the fourth quarter of 2016. Additionally, the Company has a small forward purchase to mitigate exposure to certain cash flows denominated in New Zealand dollars.
Credit Exposure
During the year ended December 31, 2014, the Company entered into a non-investment related credit derivative relating to a number of reference pool mortgage tranches associated with actual mortgage loans that were securitized into agency mortgage-backed securities and sold as Structured Agency Credit Risk Notes. As of March 31, 2016, there was no reported event of default on this obligation. The credit derivative is recorded at fair value based upon models developed by the Company. Significant unobservable inputs considered in the valuation include the impact of changes in interest rates, future default, delinquency and prepayment rates, credit spreads, changes in credit quality, and other market factors.
Guaranteed Minimum Income Benefit Contract
The Company also has derivatives embedded in certain reinsurance contracts. For a certain life reinsurance contract, the Company pays the ceding company a fixed amount equal to the estimated present value of the excess of the guaranteed benefit over the account balance upon the policyholder's election to take the income benefit. The fair value of this derivative is determined based on the present value of expected cash flows.
Modified Coinsurance and Funds Withheld Contracts
The Company has modified coinsurance and funds withheld reinsurance agreements that provide for a return to be paid to the Company based on a portfolio of fixed income securities. As such, the agreements contain an embedded derivative. The embedded derivative is bifurcated from the funds withheld balance and recorded at fair value with changes in fair value recognized in earnings through Net realized and unrealized gains (losses) on derivative instruments.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Modified Coinsurance Funds Withheld Reinsurance Agreements - Life Retrocession Embedded Derivative
In addition, the Company has entered into GreyCastle Life Retro Arrangements, as described in Note 1, "Basis of Preparation and Consolidation." The embedded derivative related to the GreyCastle Life Retro Arrangements is recorded at fair value with changes in fair value recognized in earnings through Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets.
The impact of the GreyCastle Life Retro Arrangements on the Company's results was as follows:

Impact of GreyCastle Life Retro Arrangements	Three months ended March 31,
(U.S. dollars in thousands)	2016	2015
Underwriting profit (loss) (1)	$—	$603
Net investment income - Life Funds Withheld Assets	41,560	50,419
Net realized gains (losses) on investments sold - Life Funds Withheld Assets	34,416	52,738
Net unrealized gains (losses) on investments, Trading - Life Funds Withheld Assets	69,096	760
OTTI on investments - Life Funds Withheld Assets	(2,346)	(5,209)
Exchange gains (losses)	11,119	3,684
Other income and expenses	(146)	(1,298)
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	(236,080)	(229,367)
Net income (loss)	$(82,381)	$(127,670)
Change in net unrealized gains (losses) on investments - Life Funds Withheld Assets, net of tax	51,990	37,115
Change in adjustments related to future policy benefit reserves, net of tax	17,035	60,356
Change in cumulative translation adjustment - Life Funds Withheld Assets, net of tax	13,356	30,802
Total changes to other comprehensive income as a result of GreyCastle Life Retro Arrangements	$82,381	$128,273
Comprehensive income (loss)	$—	$603
____________

(1)
The underwriting profit of $0.6 million relates to a premium adjustment during the three months ended March 31, 2015 relating to the GreyCastle Life Retro Arrangements transaction. Excluding this transaction, the impact to comprehensive income relating to the GreyCastle Life Retro Arrangements was nil for the three months ended March 31, 2015.

As shown in the table above, although the Company's net income (loss) is subject to variability related to the GreyCasstle Life Retro Arrangements, there is minimal net impact on the Company's comprehensive income in any period. The life retrocession embedded derivative value includes the interest income, unrealized gains and losses, and realized gains and losses from sales on the Life Funds Withheld Assets.
The change in the value of the life retrocession embedded derivative includes the interest income, realized and unrealized gains and losses on Life Funds Withheld Assets and certain related expenses are as follows:

Components of Life Retrocession Embedded Derivative and Derivative Instruments - Life Funds Withheld Assets:	Three months ended March 31,
(U.S. dollars in thousands)	2016	2015
Interest income - Life Funds Withheld Assets	$(43,110)	$(50,996)
Realized and unrealized gains (losses) - Life Funds Withheld Assets	(174,932)	(152,830)
Other	146	96
Net realized and unrealized gains (losses) on life retrocession embedded derivative	$(217,896)	$(203,730)
Net adjustments related to future policy benefit reserves, net of tax	(22,053)	(11,954)
Net realized and unrealized gains (losses) on derivative instruments - Life Funds Withheld Assets	3,869	(13,683)
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	$(236,080)	$(229,367)
(d) Contingent Credit Features
Certain derivative agreements entered into by the Company or its subsidiaries contain credit rating downgrade provisions that permit early termination of the agreements by the counterparty if collateral is not posted following failure to maintain certain credit ratings from one or more of the principal credit rating agencies. If the Company were required to terminate such agreements early due to a credit rating downgrade, it could potentially be in a net liability position at the time of settlement of such agreements. The aggregate fair value of all derivative agreements containing such rating downgrade provisions that were

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

in a liability position and any collateral posted under these agreements as of March 31, 2016 and December 31, 2015 were as follows:

Contingent Credit Features - Summary: (U.S. dollars in thousands)	March 31, 2016	December 31, 2015
Aggregate fair value of derivative agreements with downgrade provisions in a net liability position	$19,038	$5,827
Collateral posted to counterparty	$600	$—
8. Goodwill and Other Intangible Assets
The Company has goodwill and intangible assets of $2.2 billion at March 31, 2016 and December 31, 2015.
In the first quarter of 2016, as a result of the transaction described in Note 3(a), "Acquisitions and Disposals - Allied Acquisition," the Company recognized additional intangible assets of $14.0 million. The transaction was accounted for using the acquisition method under which the Company recorded the identifiable assets acquired, including indefinite-lived and definite-lived intangible assets, and liabilities assumed, at their Acquisition Date fair values, and recorded the excess of consideration transferred over the net assets acquired as goodwill in the amount of $13.9 million.
In the third quarter of 2015, as a result of the transaction described in Note 3(b), "Acquisitions and Disposals - New Energy Risk," the Company recognized additional goodwill of approximately $13.4 million. The transaction was accounted for using the acquisition method under which the Company recorded the identifiable assets acquired and liabilities assumed at their acquisition date fair values, and recorded as goodwill the excess of the sum of a) over b) - in which a) represents the aggregate of: i) the consideration transferred, ii) the fair value of noncontrolling interest in the acquiree, and iii) the acquisition-date fair value of the Company's previously held equity interest in the acquiree; and b) represents the net assets acquired in the transaction.
In the second quarter of 2015, as a result of the transaction described in Item 8, Note 3(c), "Acquisitions and Disposals - Catlin Acquisition," to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, the Company recognized additional intangible assets of $988.0 million. The transaction was accounted for using the acquisition method under which the Company recorded the identifiable assets acquired, including indefinite-lived and definite-lived intangible assets, and liabilities assumed, at their Acquisition Date fair values, and recorded the excess of consideration transferred over the net assets acquired as goodwill in the amount of $794.0 million.
The following table presents an analysis of intangible assets broken down between goodwill, intangible assets with an indefinite life and intangible assets with a definite life for the three months ended March 31, 2016:

(U.S. dollars in thousands)	Goodwill	Intangible assets with an indefinite life	Intangible assets with a definite life	Total
Balance at December 31, 2015	$1,213,630	$682,859	$313,777	$2,210,266
Additions	13,946	8,000	6,000	27,946
Amortization	—	—	(5,588)	(5,588)
Foreign Currency Translation	1,496	1,701	(2,224)	973
Balance at March 31, 2016	$1,229,072	$692,560	$311,965	$2,233,597
9. Share Capital
(a) Authorized and Issued
Buybacks of Ordinary Shares
On August 6, 2015, XL-Ireland announced that its Board of Directors approved a share buyback program, authorizing the purchase of up to $1.0 billion of ordinary shares (the "August 2015 Program"). During the three months ended March 31, 2016, the Company purchased and canceled 10.0 million ordinary shares under the August 2015 Program for $355.1 million. As of March 31, 2016, $348.2 million remained available for purchase under the August 2015 Program.
(b) Stock Plans
The Company's performance incentive programs provide for grants of stock options, restricted stock, equity-classed restricted stock units, liability-classed restricted stock units, performance units and stock appreciation rights. Share-based compensation granted by the Company generally contains a vesting period of three or four years, and certain awards also contain performance conditions. The Company records compensation expense related to each award over its vesting period,

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

incorporating the best estimate of the expected outcome of performance conditions where applicable. Compensation expense is generally recorded on a straight line basis over the vesting period of an award. See Item 8, Note 18, "Share Capital," to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for further information on the Company's performance incentive programs and associated accounting.
During the three months ended March 31, 2016, the Company granted approximately 2.2 million stock options with a weighted-average grant date fair value of $5.99 per option. The fair value of the options issued was estimated on the date of grant using the Black-Scholes option pricing model using the following weighted average assumptions:

Dividend yield	2.00%
Risk free interest rate	1.37%
Volatility	21.7%
Expected lives	6.0 years
During the three months ended March 31, 2016, the Company granted approximately 1.1 million equity-classed restricted stock units to certain employees with an aggregate grant date fair value of approximately $38.3 million. Each equity-classed restricted stock unit represents the Company's obligation to deliver to the holder one ordinary share, and grants may vest in three or four equal installments upon the first, second, third and fourth anniversaries of the date of grant. Equity-classed restricted stock units are granted at the closing market price on the day of grant and entitle the holder to receive dividends declared and paid in the form of additional ordinary shares contingent upon vesting.
During the three months ended March 31, 2016, the Company granted approximately 1.8 million liability-classed cash units to certain employees with an aggregate grant date fair value of approximately $61.3 million. Each liability-classed restricted cash unit represents the Company's obligation to deliver to the holder a cash payment equivalent to the value of one ordinary share. The grants may vest either in three or four equal installments upon the first, second, third and fourth anniversaries of the date of grant. Liability-classed restricted stock units are granted at the closing market price on the day of grant and entitle the holder to receive dividends declared and are paid in cash contingent upon vesting.
During the three months ended March 31, 2016, the Company granted approximately 0.7 million performance units (representing a potential maximum share payout of approximately 1.5 million ordinary shares) to certain employees with an aggregate grant date fair value of approximately $25.6 million. Each grant of performance units has a target number of shares, with final payouts ranging from 0% to 200% of the grant amount depending upon the achievement of stated relative and absolute financial performance metrics along with each employee's continued service through the vesting date. Performance units granted in the current year are granted at the closing market price on the day of grant and entitle the holder to receive dividends declared and paid in the form of additional ordinary shares contingent upon vesting. Performance units issued in 2015 had different performance metrics, please see Item 8, Note 18, "Share Capital," to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

10. Notes Payable and Debt and Financing Arrangements
(a) Notes Payable and Debt
The following table presents the Company's outstanding notes payable and debt at March 31, 2016 and December 31, 2015:

(U.S. dollars in thousands)	March 31, 2016		December 31, 2015
	Commitment/ Debt (1)	In Use/ Outstanding (2)	Commitment/ Debt (1)	In Use/ Outstanding (2)
Debt:
2.30% Senior Notes due 2018	$300,000	$298,183	$300,000	$298,015
5.75% Senior Notes due 2021	400,000	397,630	400,000	397,523
6.375% Senior Notes due 2024	350,000	349,057	350,000	349,029
4.45% Subordinated Notes due 2025	500,000	492,723	500,000	492,521
6.25% Senior Notes due 2027	325,000	323,257	325,000	323,218
Trust Preferred Securities, face amount $8m, due 2035	8,248	8,248	—	—
5.25% Senior Notes due 2043	300,000	296,328	300,000	296,294
5.5% Subordinated Notes due 2045	500,000	488,469	500,000	488,370
Total debt carrying value	$2,683,248	$2,653,895	$2,675,000	$2,644,970
_______________

(1)
Excluded from the table are certain credit facilities under which the Company is permitted to utilize up to $1.4 billion at March 31, 2016 and December 31, 2015, respectively, for revolving loans to support general operating and financing needs. However, at March 31, 2016 and December 31, 2015, $526.5 million and $527.1 million, respectively, were utilized under these facilities to issue letters of credit, leaving $823.5 million and $822.9 million, respectively, available to support other operating and financing needs.

(2)    "In Use/Outstanding" data represent March 31, 2016 and December 31, 2015 accreted values.
With the exception of the trust preferred securities assumed as a result of the Allied Acquisition, as described below, all outstanding debt of the Company at March 31, 2016 and December 31, 2015 was issued by XL-Cayman, a 100% owned subsidiary of XL-Ireland. XL-Ireland does not have significant assets or operations independent of XL-Cayman. XL-Cayman's outstanding debt is fully and unconditionally guaranteed by XL-Ireland. The ability of XL-Cayman, like that of the Company, to obtain funds from its subsidiaries to satisfy any of its obligations, including under guarantees, is subject to certain contractual restrictions, applicable laws and statutory requirements of the various countries in which the subsidiaries operate, including, among others, Bermuda, the United States, Ireland, Switzerland and the United Kingdom. For details of the required statutory capital and surplus for the principal operating subsidiaries of the Company, see Item 8, Note 23, "Statutory Financial Data," to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.
On March 30, 2015, XL-Cayman issued $500 million of subordinated notes due March 2025, with a fixed coupon of 4.45%, that are guaranteed by XL-Ireland. The notes are listed on the New York Stock Exchange. The notes were issued at 99.633% of the face amount and net proceeds were $492.2 million. Related expenses of the offering amounted to approximately $5.9 million. These costs were deferred and will be amortized over the term of the subordinated notes.
On March 30, 2015, XL-Cayman issued $500 million of subordinated notes due March 2045, with a fixed coupon of 5.5%, that are guaranteed by XL-Ireland. The notes are listed on the New York Stock Exchange. The notes were issued at 99.115% of the face amount and net proceeds were $488.4 million. Related expenses of the offering amounted to approximately $7.2 million. These costs were deferred and will be amortized over the term of the subordinated notes.
As a result of the Allied Acquisition described in Note 3(a), "Acquisitions and Disposals - Allied Acquisition," the Company assumed $8.2 million of trust preferred securities, due in 2035 and bearing a floating interest rate, adjustable quarterly, at three-month LIBOR plus 3.75%. The Company has given notice that these securities will be retired at the next interest payment date on June 15, 2016.
XL-Cayman and the Company were in compliance with all covenants at March 31, 2016, and XL-Cayman and the Company currently remain in compliance with all covenants.
(b) Letter of Credit Facilities and Other Sources of Collateral
The Company has letter of credit facilities provided on both syndicated and bilateral bases from commercial banks. These facilities are utilized primarily to support non-admitted insurance and reinsurance operations in the U.S. and capital requirements at Lloyd’s.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The Company’s letter of credit facilities and revolving credit facilities as of March 31, 2016 and December 31, 2015 were as follows:

Letter of Credit Summary: (U.S. dollars in thousands except percentages)	March 31, 2016 (1)	December 31, 2015 (1)
Available letter of credit facilities - commitments	$4,503,617	$4,463,041
Available letter of credit facilities - in use (2)	$2,548,085	$2,515,653
Collateralized by certain assets of the Company’s investment portfolio	51.3%	50.9%
____________

(1)	As of March 31, 2016 and December 31, 2015, there were fifteen available credit facilities

(2)
As of March 31, 2016 and December 31, 2015 the stated portion of allowable credit facilities permitted to be utilized for revolving loans was $1.4 billion. However, as of March 31, 2016 and December 31, 2015, $526.5 million and $527.1 million, respectively, of such facilities' limits were utilized to issue letters of credit, leaving $823.5 million and $822.9 million, respectively, available either to issue additional letters of credit or to support other operating or financing needs under these particular facilities.

For details regarding the facilities, see Item 8, Note 14(b), "Notes Payable and Debt and Financing Arrangements - Letter of Credit Facilities and Other Sources of Collateral," to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
11. Related Party Transactions
(a)    Investment Manager Affiliates
At March 31, 2016 and 2015, the Company owned minority stakes in six independent investment management companies ("Investment Manager Affiliates") that are actively managing client capital and seeking growth opportunities. The Company seeks to develop relationships with specialty investment management organizations, generally acquiring an equity interest in the business. The Company also invests in certain of the funds and limited partnerships and other legal entities managed by these affiliates and through these funds and partnerships pays management and performance fees to the Company's Investment Manager Affiliates. In addition, the company owned minority stakes in two independent firms as of March 31, 2016 and one independent firm as of March 31, 2015, that provide technology and other services to alternative asset managers and allocators. The results of the Company's interests in these enterprises are included in Investment Manager Affiliates. The Company pays fees to these Investment Manager Affiliates in exchange for them providing their services to the Company. See Item 8, Note 7, "Investments in Affiliates," to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(b)    Assumed Reinsurance Contracts
In the normal course of business, the Company enters into assumed reinsurance contracts with certain of its other strategic affiliates, or their subsidiaries. Management believes that these transactions are conducted at market rates consistent with negotiated arm's-length contracts. During the three months ended March 31, 2016 and 2015, these contracts resulted in reported net premiums, reported net losses, and reported net acquisition costs as summarized below:

(U.S. dollars in thousands)	Three months ended March 31,
	2016	2015
Reported net premiums	$24,016	$27,076
Reported net losses	$12,060	$9,100
Reported net acquisition costs	$11,604	$9,012
Results through April 1, 2015 include amounts under an assumed reinsurance contract with a wholly-owned subsidiary of ARX, an insurance operating affiliate of the Company to that date. The Company disposed of its investment in ARX on April 1, 2015, and thus, after that date, all amounts under this contract are no longer reported as related party transactions. See Note 3(d), "Acquisitions and Disposals - Sale of Strategic Operating Affiliate."
(c)    New Ocean
Commencing in 2014, several of the Company’s wholly-owned subsidiaries retrocede assumed reinsurance business to special purpose reinsurers that receive capital from funds managed by the Company's subsidiary, New Ocean Capital Management Limited, a Bermuda based company ("New Ocean"), as discussed in Note 12, "Variable Interest Entities". Underwriting administration services are provided to the special purpose reinsurers by other subsidiaries of the Company under service fee agreements negotiated at arm's-length, while investment advisory services are provided by New Ocean. During the

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

three months ended March 31, 2016, ceded premiums earned, ceded losses and loss expenses incurred, ceding commission income, and other fee income related to these retrocessional contracts were not material to the Company.
(d)    New Energy
On July 24, 2015, as described in Note 3(b), "Acquisitions and Disposals - New Energy Risk," the Company completed its acquisition of an additional 63.63% of the shares of New Energy for approximately $8.8 million, increasing its ownership of the entity to a majority portion of 94.79%. These shares are held within the XL Innovate Fund. A substantial portion of the additional shares were purchased directly from the family trusts of a Company employee, based on a market valuation of New Energy performed by an independent third party provider. The remaining 5.21% of equity shares of New Energy held by the family trusts of the employee were then contributed in-kind to XL Innovate Fund based on the share price implied by the independent valuation. Such contribution was made in partial satisfaction of the employee's aggregate 5.21% investment commitment to the Fund and resulted in XL Innovate Fund owning 100% of the net equity of New Energy, and the family trusts of the employee owning a 5.21% non-controlling equity interest in XL Innovate Fund. The employee serves as a member of the board of directors of both New Energy and XL Innovate Fund, and maintains responsibility over the business generated by New Energy. There were no other material transactions between the Company and this employee for the three months ended March 31, 2016.
12. Variable Interest Entities
At times, the Company has utilized VIEs both indirectly and directly in the ordinary course of the Company's business. Within its investment portfolio, the Company has holdings in hedge funds, private equity and other investment vehicles. A number of these vehicles are considered VIEs based on their legal form and the generally passive role of their investors.  As the Company lacks the ability to control the activities which most significantly impact the economic performance of these VIEs, the Company is not considered the primary beneficiary and does not consolidate these entities. The activities of the entities are generally limited to holding investments. The exposure to loss from these investments is limited to the carrying value of the investments at the balance sheet date.
During the third quarter of 2013, the Company, along with other investors, formed New Ocean to act as an investment manager focused on providing third-party investors access to insurance-linked securities and other insurance and reinsurance capital markets products. The Company holds a majority voting interest in New Ocean through its ownership of common shares and, accordingly, the financial statements of New Ocean have been included in the consolidated financial statements of the Company. None of the assets, liabilities, revenues or net income of New Ocean were material to the Company during the three months ended March 31, 2016. The equity interest attributable to third party investors in New Ocean recorded in the Company’s Unaudited Consolidated Balance Sheets as "Non-controlling interest in equity of consolidated subsidiaries" was $0.7 million and $0.4 million as of March 31, 2016 and December 31, 2015, respectively.
During the fourth quarter of 2013, the Company, along with other investors, invested in a new Bermuda-based company, New Ocean Focus Cat Fund Ltd. ("New Ocean FCFL"), which is considered a VIE under GAAP. During the second quarter of 2014, the Company formed another new Bermuda-based investment company, New Ocean Market Value Cat Fund, Ltd. ("New Ocean MVCFL"), which is also considered a VIE under GAAP. New Ocean MVCFL primarily invests in insurance-linked securities, with a current focus on catastrophe bonds.
During the year ended December 31, 2014, New Ocean FCFL invested in a special purpose Bermuda reinsurer, Vector Reinsurance Ltd ("Vector Re"), formed for the purpose of underwriting collateralized excess of loss reinsurance with a focus on global property catastrophe risks. During the first quarter of 2015, New Ocean MVCFL also invested in Vector Re. Most of Vector Re’s current underwriting activity relates to reinsurance business assumed from the Company's subsidiaries. Underwriting administration and claims services are provided to Vector Re by the Company under service fee contracts, while investment advisory services are provided by New Ocean.
The Company currently holds majority equity interests, which are considered to be the controlling financial interests, in New Ocean FCFL and New Ocean MVCFL, and by extension, Vector Re. Accordingly, included in the consolidated financial statements of the Company are the total net assets of New Ocean FCFL, New Ocean MVCFL and Vector Re of $178.5 million and $175.8 million as of March 31, 2016 and December 31, 2015, respectively. The Company’s shares of revenue and net income in these VIEs were not material to the Company for the three months ended March 31, 2016. All inter-company transactions between the Company's entities have been eliminated in consolidation. The equity interest attributable to third party investors in New Ocean FCFL, New Ocean MVCFL and Vector Re that was recorded in the Company’s Consolidated Balance Sheets as "Non-controlling interest in equity of consolidated subsidiaries" was $71.2 million and $70.5 million as of March 31, 2016 and December 31, 2015, respectively.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

13. Computation of Earnings Per Ordinary Share and Ordinary Share Equivalent
The following table sets forth the computation of basic and diluted earnings per ordinary share for the three months ended March 31, 2016 and 2015:

	Three Months Ended March 31,
(In thousands, except per share amounts)	2016	2015

Basic earnings per ordinary share & ordinary share equivalents outstanding:
Net income (loss) attributable to ordinary shareholders	$21,885	$36,281
Weighted average ordinary shares outstanding, in thousands - basic	291,969	255,724
Basic earnings per ordinary share & ordinary share equivalents outstanding	$0.07	$0.14

Diluted earnings per ordinary share & ordinary share equivalents outstanding:
Weighted average ordinary shares outstanding - basic	291,969	255,724
Impact of share-based compensation	4,697	4,980
Weighted average ordinary shares outstanding - diluted	296,666	260,704
Diluted earnings per ordinary share & ordinary share equivalents outstanding	$0.07	$0.14
Dividends per ordinary share	$0.20	$0.16
For the three months ended March 31, 2016 and 2015, ordinary shares available for issuance under share-based compensation plans of 6.0 million and 5.0 million, respectively, were not included in the calculation of diluted earnings per ordinary share because the assumed exercise or issuance of such shares would be anti-dilutive.
14. Commitments and Contingencies
(a) Financial Guarantee Exposures
The Company's outstanding financial guarantee contracts as of March 31, 2016 provide credit support for a variety of collateral types with the exposures comprised of an aggregate amount of $80.8 million notional financial guarantee on two notes backed by zero coupon long dated bonds and bank perpetual securities, including some issued by European financial institutions. As of March 31, 2016 and December 31, 2015, the total gross claim liability recorded was nil and the contracts had a weighted average contractual term to maturity of 23.9 years and 24.2 years, respectively.
Surveillance procedures to track and monitor credit deteriorations in the insured financial obligations are performed by the primary obligors for each transaction on the Company's behalf. Information regarding the performance status and updated exposure values is provided to the Company on a quarterly basis and evaluated by management in recording claims reserves. As of March 31, 2016, there were no reported events of default on these obligations.
(b) Litigation
The Company and its subsidiaries are subject to litigation and arbitration in the normal course of business. These lawsuits and arbitrations principally involve claims on policies of insurance and contracts of reinsurance and are typical for the Company and for the property and casualty insurance and reinsurance industry in general. Such claims proceedings are considered in connection with the Company's loss and loss expense reserves. Reserves in varying amounts may or may not be established in respect of particular claims proceedings based on many factors, including the legal merits thereof. In addition to litigation relating to insurance and reinsurance claims, the Company and its subsidiaries are subject to lawsuits and regulatory actions in the normal course of business that do not arise from or directly relate to claims on insurance or reinsurance policies. This category of business litigation typically involves, among other things, allegations of underwriting errors or misconduct, employment claims, regulatory activity, shareholder disputes or disputes arising from business ventures. The status of these legal actions is actively monitored by management.
Legal actions are subject to inherent uncertainties, and future events could change management's assessment of the probability or estimated amount of potential losses from pending or threatened legal actions. Based on available information, it is the opinion of management that the ultimate resolution of pending or threatened legal actions other than claims proceedings, both individually and in the aggregate, will not result in losses having a material adverse effect on the Company's financial position or liquidity as of March 31, 2016.
If management believes that, based on available information, it is at least reasonably possible that a material loss (or additional material loss in excess of any accrual) will be incurred in connection with any legal actions other than claims proceedings, the Company discloses an estimate of the possible loss or range of loss, either individually or in the aggregate, as

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

appropriate, if such an estimate can be made, or discloses that an estimate cannot be made. Based on the Company's assessment as of March 31, 2016, no such disclosures were considered necessary.
15. Accumulated Other Comprehensive Income (Loss)
The changes in AOCI, net of tax, by component for the three months ended March 31, 2016 and 2015 are as follows:

Three months ended March 31, 2016 (U.S. dollars in thousands)	Unrealized Gains (Losses) on Investments (1)	OTTI Losses Recognized in AOCI	Foreign Currency Translation Adjustments	Underfunded Pension Liability	Cash Flow Hedge	Total
Balance, beginning of period, net of tax	$803,094	$(57,502)	$(36,503)	$(24,641)	$2,168	$686,616
OCI before reclassifications	575,022	—	(15,416)	(1,049)	—	558,557
Amounts reclassified from AOCI	(117,114)	2,311	—	—	(39)	(114,842)
Tax benefit (expense)	(34,707)	(44)	(1,023)	—	—	(35,774)
Net current period OCI - net of tax	423,201	2,267	(16,439)	(1,049)	(39)	407,941
Balance, end of period, net of tax	$1,226,295	$(55,235)	$(52,942)	$(25,690)	$2,129	$1,094,557

Three months ended March 31, 2015 (U.S. dollars in thousands)
Balance, beginning of period, net of tax	$1,590,114	$(76,047)	$(11,188)	$(20,789)	$2,368	$1,484,458
OCI before reclassifications	254,267	—	32,404	975	—	287,646
Amounts reclassified from AOCI	(74,781)	9,936	—	—	95	(64,750)
Tax benefit (expense)	(5,805)	(78)	3,699	—	—	(2,184)
Net current period OCI - net of tax	173,681	9,858	36,103	975	95	220,712
Balance, end of period, net of tax	$1,763,795	$(66,189)	$24,915	$(19,814)	$2,463	$1,705,170
____________

(1)
For certain annuity contracts that are subject to the GreyCastle Life Retro Arrangements, policy benefit reserves were historically increased for the impact of changes in unrealized gains on investments supporting such contracts as if the gains had been realized, with a corresponding entry to other comprehensive income ("Shadow Adjustments"). As of December 31, 2015, the cumulative impact of the Shadow Adjustments was $274.4 million. During the three months ended March 31, 2016, net movements of $(17.0) million were recorded, resulting in a total cumulative net impact of Shadow Adjustments on future policy benefit reserves of $257.4 million as of March 31, 2016.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

The reclassifications out of AOCI along with the associated income statement line items affected by component, and the total related tax (expense) benefit for the three months ended March 31, 2016 and 2015 are as follows:

Gross Amount Reclassified From AOCI
Details About AOCI Components (U.S. dollars in thousands)	Three months ended March 31, 2016	Three months ended March 31, 2015	Affected Line Item in the Statement of Income
Unrealized gains and losses on investments:
	$(116,988)	$(78,551)	Net realized gains (losses) on investments sold and net unrealized gains (losses) on investments Trading
	21,928	15,724	OTTI on investments
	$(22,054)	$(11,954)	Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets
	$(117,114)	$(74,781)	Total before tax
	1,577	87	Provision (benefit) for income tax
	$(115,537)	$(74,694)	Net of tax
OTTI losses recognized in OCI:
	$2,313	$9,875	Net realized gains (losses) on investments sold
	(2)	61	OTTI on investments transferred to (from) OCI
	$2,311	$9,936	Total before tax
	(44)	(3)	Provision (benefit) for income tax
	$2,267	$9,933	Net of tax
Gains and losses on cash flow hedges:
Interest rate contracts	$(39)	$95	Interest Expense
	—	—	Provision (benefit) for income tax
	$(39)	$95	Net of tax

Total reclassifications for the period, gross of tax	$(114,842)	$(64,750)
Tax benefit (expense)	1,533	84
Total reclassifications for the period, net of tax	$(113,309)	$(64,666)
16. Guarantor Financial Information
The following tables present condensed consolidating balance sheets at March 31, 2016 and 2015 and condensed consolidating statements of income, comprehensive income and cash flows for the three months ended March 31, 2016 and 2015 for XL-Ireland, XL-Cayman, a 100% owned subsidiary of XL-Ireland, and XL-Ireland's other subsidiaries.

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	March 31, 2016
Condensed Consolidating Balance Sheet (U.S. dollars in thousands, except share data)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
ASSETS
Investments:
Total investments available for sale	$—	$554,958	$33,288,326	$—	$33,843,284
Total investments trading	—	—	1,436,542	—	1,436,542
Investments in affiliates	—	—	1,953,711	—	1,953,711
Other investments	—	959	1,452,931	—	1,453,890
Total investments	$—	$555,917	$38,131,510	$—	$38,687,427
Cash and cash equivalents	8,681	287,464	2,524,752	—	2,820,897
Restricted cash	—	—	161,019	—	161,019
Investments in subsidiaries	12,082,624	16,336,128	—	(28,418,752)	—
Accrued investment income	—	2,654	288,362	—	291,016
Deferred acquisition costs and value of business acquired	—	—	1,057,941	—	1,057,941
Ceded unearned premiums	—	—	2,255,664	—	2,255,664
Premiums receivable	—	—	6,041,000	—	6,041,000
Reinsurance balances receivable	—	—	469,009	—	469,009
Unpaid losses and loss expenses recoverable	—	—	5,374,604	—	5,374,604
Receivable from investments sold	—	—	65,471	—	65,471
Goodwill and other intangible assets	—	—	2,233,597	—	2,233,597
Deferred tax asset	—	—	245,927	—	245,927
Amounts due from subsidiaries / parent	—	—	1,473,030	(1,473,030)	—
Other assets	1,339	42,782	897,999	—	942,120
Total assets	$12,092,644	$17,224,945	$61,219,885	$(29,891,782)	$60,645,692

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss expenses	$—	$—	$25,913,484	$—	$25,913,484
Deposit liabilities	—	—	1,170,595	—	1,170,595
Future policy benefit reserves	—	—	4,020,602	—	4,020,602
Funds withheld on GreyCastle life retrocession arrangements	—	—	998,391	—	998,391
Unearned premiums	—	—	8,217,539	—	8,217,539
Notes payable and debt	—	2,645,647	8,248	—	2,653,895
Reinsurance balances payable	—	—	2,583,962	—	2,583,962
Payable for investments purchased	—	—	74,476	—	74,476
Deferred tax liability	—	—	105,589	—	105,589
Amounts due to subsidiaries / parent	394,351	1,078,679	—	(1,473,030)	—
Other liabilities	9,549	73,495	1,156,397	—	1,239,441
Total liabilities	$403,900	$3,797,821	$44,249,283	$(1,473,030)	$46,977,974

Shareholders’ Equity:
Shareholders’ equity attributable to XL Group plc	$11,688,744	$12,082,624	$16,336,128	$(28,418,752)	$11,688,744
Non-controlling interest in equity of consolidated subsidiaries	—	1,344,500	634,474	—	1,978,974
Total shareholders’ equity	$11,688,744	$13,427,124	$16,970,602	$(28,418,752)	$13,667,718
Total liabilities and shareholders’ equity	$12,092,644	$17,224,945	$61,219,885	$(29,891,782)	$60,645,692

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	December 31, 2015
Condensed Consolidating Balance Sheet (U.S. dollars in thousands, except share data)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
ASSETS
Investments:
Total investments available for sale	$—	$516,425	$33,237,473	$—	$33,753,898
Total investments trading	—	—	1,296,029	—	1,296,029
Investments in affiliates	—	—	1,708,899	—	1,708,899
Other investments	—	877	1,432,180	—	1,433,057
Total investments	$—	$517,302	$37,674,581	$—	$38,191,883
Cash and cash equivalents	11,557	369,997	2,874,682	—	3,256,236
Restricted cash	—	—	154,992	—	154,992
Investments in subsidiaries	11,648,673	15,836,651	—	(27,485,324)	—
Accrued investment income	—	2,323	310,344	—	312,667
Deferred acquisition costs and value of business acquired	—	—	890,568	—	890,568
Ceded unearned premiums	—	—	1,821,793	—	1,821,793
Premiums receivable	—	—	4,712,493	—	4,712,493
Reinsurance balances receivable	—	—	418,666	—	418,666
Unpaid losses and loss expenses recoverable	—	—	5,262,706	—	5,262,706
Receivable from investments sold	—	—	231,158	—	231,158
Goodwill and other intangible assets	—	—	2,210,266	—	2,210,266
Deferred tax asset	—	—	282,311	—	282,311
Amounts due from subsidiaries / parent	33,417	—	1,054,177	(1,087,594)	—
Other assets	2,748	44,570	889,881	—	937,199
Total assets	$11,696,395	$16,770,843	$58,788,618	$(28,572,918)	$58,682,938

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unpaid losses and loss expenses	$—	$—	$25,439,744	$—	$25,439,744
Deposit liabilities	—	—	1,168,376	—	1,168,376
Future policy benefit reserves	—	—	4,163,500	—	4,163,500
Funds withheld on GreyCastle life retrocession arrangements	—	—	914,629	—	914,629
Unearned premiums	—	—	7,043,358	—	7,043,358
Notes payable and debt	—	2,644,970	—	—	2,644,970
Reinsurance balances payable	—	—	2,117,727	—	2,117,727
Payable for investments purchased	—	—	130,060	—	130,060
Deferred tax liability	—	—	120,651	—	120,651
Amounts due to subsidiaries / parent	—	1,087,594	—	(1,087,594)	—
Other liabilities	19,316	45,106	1,221,038	—	1,285,460
Total liabilities	$19,316	$3,777,670	$42,319,083	$(1,087,594)	$45,028,475

Shareholders’ Equity:
Shareholders’ equity attributable to XL Group plc	$11,677,079	$11,648,673	$15,836,651	$(27,485,324)	$11,677,079
Non-controlling interest in equity of consolidated subsidiaries	—	1,344,500	632,884	—	1,977,384
Total shareholders’ equity	$11,677,079	$12,993,173	$16,469,535	$(27,485,324)	$13,654,463
Total liabilities and shareholders’ equity	$11,696,395	$16,770,843	$58,788,618	$(28,572,918)	$58,682,938

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2016
Condensed Consolidating Statement of Income and Comprehensive Income (U.S. dollars in thousands, except per share data)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Revenues:
Net premiums earned	$—	$—	$2,354,610	$—	$2,354,610
Total net investment income	113	1,785	203,307	681	205,886
Total net realized gains (losses) on investments	—	277	90,940	1,533	92,750
Net realized and unrealized gains (losses) on derivative instruments	—	—	(3,622)	—	(3,622)
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	—	—	(236,080)	—	(236,080)
Income (loss) from investment fund affiliates	—	—	(4,579)	—	(4,579)
Fee income and other	—	—	8,262	—	8,262
Total revenues	$113	$2,062	$2,412,838	$2,214	$2,417,227
Expenses:
Net losses and loss expenses incurred	$—	$—	$1,382,485	$—	$1,382,485
Claims and policy benefits	—	—	4,937	—	4,937
Acquisition costs	—	—	403,267	—	403,267
Operating expenses	3,274	1,495	510,612	—	515,381
Exchange (gains) losses	17	(36)	(33,800)	—	(33,819)
Interest expense	(6)	35,169	17,140	—	52,303
Total expenses	$3,285	$36,628	$2,284,641	$—	$2,324,554
Income (loss) before income tax and income (loss) from operating affiliates	$(3,172)	$(34,566)	$128,197	$2,214	$92,673
Income (loss) from operating affiliates	—	—	12,650	—	12,650
Equity in net earnings (losses) of subsidiaries	24,437	94,780	—	(119,217)	—
Provision (benefit) for income tax	(620)	—	22,915	—	22,295
Net income (loss)	$21,885	$60,214	$117,932	$(117,003)	$83,028
Non-controlling interests	—	35,777	25,366	—	61,143
Net income (loss) attributable to ordinary shareholders	$21,885	$24,437	$92,566	$(117,003)	$21,885

Comprehensive income (loss)	$429,826	$432,378	$500,507	$(932,885)	$429,826

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2015
Condensed Consolidating Statement of Income and Comprehensive Income (U.S. dollars in thousands, except per share data)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Revenues:
Net premiums earned	$—	$—	$1,334,000	$—	$1,334,000
Total net investment income	80	3,032	203,619	1,782	208,513
Total net realized gains (losses) on investments	—	1,269	52,837	(1,215)	52,891
Net realized and unrealized gains (losses) on derivative instruments	—	(63,700)	80,221	—	16,521
Net realized and unrealized gains (losses) on life retrocession embedded derivative and derivative instruments - Life Funds Withheld Assets	—	—	(229,367)	—	(229,367)
Income (loss) from investment fund affiliates	—	—	35,329	—	35,329
Fee income and other	—	—	4,728	—	4,728
Total revenues	$80	$(59,399)	$1,481,367	$567	$1,422,615
Expenses:
Net losses and loss expenses incurred	$—	$—	$769,827	$—	$769,827
Claims and policy benefits	—	—	19,387	—	19,387
Acquisition costs	—	—	153,696	—	153,696
Operating expenses	2,762	3,000	319,894	—	325,656
Exchange (gains) losses	(262)	33	27,619	—	27,390
Interest expense	—	37,773	13,665	—	51,438
Total expenses	$2,500	$40,806	$1,304,088	$—	$1,347,394
Income (loss) before income tax and income (loss) from operating affiliates	$(2,420)	$(100,205)	$177,279	$567	$75,221
Income (loss) from operating affiliates	—	—	22,668	—	22,668
Equity in net earnings (losses) of subsidiaries	38,485	174,426	—	(212,911)	—
Provision (benefit) for income tax	(216)	245	24,189	—	24,218
Net income (loss)	$36,281	$73,976	$175,758	$(212,344)	$73,671
Non-controlling interests	—	35,491	1,899	—	37,390
Net income (loss) attributable to ordinary shareholders	$36,281	$38,485	$173,859	$(212,344)	$36,281

Comprehensive income (loss)	$256,993	$259,197	$394,571	$(653,768)	$256,993

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2016
Condensed Consolidating Statement of Cash Flows (U.S. dollars in thousands)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Cash flows provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$410,395	$(48,205)	$(533,303)	$—	$(171,113)
Cash flows provided by (used in) investing activities:
Proceeds from sale of fixed maturities and short-term investments	$—	$132,687	$3,815,844	$(176,454)	$3,772,077
Proceeds from redemption of fixed maturities and short-term investments	—	26,181	923,040	—	949,221
Proceeds from sale of equity securities	—	—	62,895	—	62,895
Purchases of fixed maturities and short-term investments	—	(190,119)	(4,312,014)	176,454	(4,325,679)
Purchases of equity securities	—	—	(55,411)	—	(55,411)
Proceeds from sale of affiliates	—	—	41,538	—	41,538
Purchases of affiliates	—	—	(247,049)	—	(247,049)
Purchase of Allied International Holdings, Inc., net of cash acquired	—	—	(69,745)	—	(69,745)
Change in restricted cash	—	—	(6,027)	—	(6,027)
Other, net	—	—	82,141	—	82,141
Net cash provided by (used in) investing activities	$—	$(31,251)	$235,212	$—	$203,961
Cash flows provided by (used in) financing activities:
Proceeds from issuance of ordinary shares and exercise of stock options	$491	$—	$—	$—	$491
Buybacks of ordinary shares	(355,901)	—	—	—	(355,901)
Dividends paid on ordinary shares	(57,861)	—	—	—	(57,861)
Distributions to non-controlling interests	—	(3,077)	(24,780)	—	(27,857)
Contributions from non-controlling interests	—	—	883	—	883
Deposit liabilities	—	—	(8,546)	—	(8,546)
Net cash provided by (used in) financing activities	$(413,271)	$(3,077)	$(32,443)	$—	$(448,791)
Effects of exchange rate changes on foreign currency cash	—	—	(19,396)	—	(19,396)
Increase (decrease) in cash and cash equivalents	$(2,876)	$(82,533)	$(349,930)	$—	$(435,339)
Cash and cash equivalents – beginning of period	11,557	369,997	2,874,682	—	3,256,236
Cash and cash equivalents – end of period	$8,681	$287,464	$2,524,752	$—	$2,820,897

XL GROUP PLC
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2015
Condensed Consolidating Statement of Cash Flows (U.S. dollars in thousands)	XL- Ireland	XL-Cayman	Other XL-Ireland Subsidiaries	Consolidating Adjustments and Eliminations	XL-Ireland Consolidated
Cash flows provided by (used in) operating activities:
Net cash provided by (used in) operating activities	$(31,120)	$134,448	$41,318	$(109,668)	$34,978
Cash flows provided by (used in) investing activities:
Proceeds from sale of fixed maturities and short-term investments	$—	$201,638	$1,510,135	$(237,832)	$1,473,941
Proceeds from redemption of fixed maturities and short-term investments	—	92,336	961,403	—	1,053,739
Proceeds from sale of equity securities	—	—	189,473	—	189,473
Purchases of fixed maturities and short-term investments	—	(453,628)	(2,619,508)	237,832	(2,835,304)
Purchases of equity securities	—	—	(94,141)	—	(94,141)
Proceeds from sale of affiliates	—	—	77,916	—	77,916
Purchases of affiliates	—	—	(29,037)	—	(29,037)
Returns of capital from subsidiaries	65,037	—	—	(65,037)	—
Other, net	—	—	(32,141)	—	(32,141)
Net cash provided by (used in) investing activities	$65,037	$(159,654)	$(35,900)	$(65,037)	$(195,554)
Cash flows provided by (used in) financing activities:
Proceeds from issuance of ordinary shares and exercise of stock options	$1,772	$—	$—	$—	$1,772
Buybacks of ordinary shares	(1,966)	—	—	—	(1,966)
Dividends paid on ordinary shares	(40,922)	(109,668)	—	109,668	(40,922)
Return of capital	—	(65,037)	—	65,037	—
Distributions to non-controlling interests	—	(2,995)	(4,177)	—	(7,172)
Contributions from non-controlling interests	—	—	2,569	—	2,569
Proceeds from issuance of debt	—	980,600	—	—	980,600
Deposit liabilities	—	—	(38,788)	—	(38,788)
Net cash provided by (used in) financing activities	$(41,116)	$802,900	$(40,396)	$174,705	$896,093
Effects of exchange rate changes on foreign currency cash	—	—	(47,397)	—	(47,397)
Increase (decrease) in cash and cash equivalents	$(7,199)	$777,694	$(82,375)	$—	$688,120
Cash and cash equivalents – beginning of period	22,443	42,970	2,456,401	—	2,521,814
Cash and cash equivalents – end of period	$15,244	$820,664	$2,374,026	$—	$3,209,934